                                                                   EXHIBIT 10.22

                                 OFFICE LEASE



                                by and between



                               ALZA CORPORATION



                                      and



                              CHEMDEX CORPORATION



                                 for space at



                         1500 and 1550 PLYMOUTH STREET
                           MOUNTAIN VIEW, CALIFORNIA



                                August 13, 1999

                               TABLE OF CONTENTS

BASIC LEASE PROVISIONS ......................................................................................      1
1.  DEFINITIONS .............................................................................................      2
2.  TERM AND POSSESSION .....................................................................................      5
3.  MONTHLY BASE RENT; NET LEASE ............................................................................      8
4.  LETTER OF CREDIT ........................................................................................      9
5.  TENANT'S PAYMENT OF PROPERTY TAXES AND INSURANCE PREMIUMS ...............................................     10
6.  MAINTENANCE, REPAIR AND REPLACEMENT .....................................................................     12
7.  IMPROVEMENTS AND ALTERATIONS; LIENS .....................................................................     13
8.  USE OF PREMISES .........................................................................................     16
9.  HAZARDOUS MATERIALS .....................................................................................     17
10. UTILITIES AND SERVICES ..................................................................................     20
11. RULES AND REGULATIONS ...................................................................................     21
12. TAXES ON TENANT'S PROPERTY ..............................................................................     21
13. FIRE OR CASUALTY ........................................................................................     22
14. EMINENT DOMAIN ..........................................................................................     23
15. ASSIGNMENT AND SUBLETTING ...............................................................................     25
16. ACCESS AND RESERVED RIGHTS ..............................................................................     29
17. SUBORDINATION AND ATTORNMENT ............................................................................     30
18. TRANSFER OF PREMISES; QUIET ENJOYMENT ...................................................................     31
19. NONLIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE .................................................     32
20. WAIVER OF SUBROGATION ...................................................................................     35
21. ATTORNEYS' FEES .........................................................................................     35
22. WAIVER ..................................................................................................     36
23. NOTICES .................................................................................................     36
24. BANKRUPTCY ..............................................................................................     36
25. DEFAULT AND REMEDIES ....................................................................................     37
26. HOLD OVER ...............................................................................................     41
27. CONDITION OF PREMISES ...................................................................................     41
28. QUIET POSSESSION ........................................................................................     41
29. DAMAGE TO TENANT'S PROPERTY .............................................................................     41
30. CONFLICT OF LAWS ........................................................................................     42
31. SUCCESSORS AND ASSIGNS ..................................................................................     42
32. BROKERS .................................................................................................     42
33. NEGOTIATED AGREEMENT ....................................................................................     43
34. INTEREST ON TENANTS OBLIGATIONS; LATE CHARGE ............................................................     43
35. TIME ....................................................................................................     43
36. DEFINED TERMS AND MARGINAL HEADINGS .....................................................................     44
37. PRIOR AGREEMENTS ........................................................................................     44
38. AUTHORITY OF PARTIES ....................................................................................     44
39. NO LIGHT, AIR OR VIEW EASEMENT ..........................................................................     45
40. EXAMINATION OF LEASE ....................................................................................     45
41. FORCE MAJEURE ...........................................................................................     45
42. RECORDING ...............................................................................................     45
43. INCORPORATION BY REFERENCE ..............................................................................     46

44. DEFINITION OF ADDITIONAL RENT ................................................................................46
45. SURRENDER OF PREMISES ........................................................................................46
46. NO ACCORD AND SATISFACTION ...................................................................................47
47. MERGER .......................................................................................................47
48. FINANCIAL STATEMENTS .........................................................................................47

EXHIBITS AND SCHEDULES
----------------------

A.       Legal Description
B.       Schedule of Monthly Base Rent
C.       Letter of Credit
D.       Work Letter for Tenant Improvements
E.       Nondisturbance Agreement

1.       List of Remaining Furniture
2.       List of Groundwater Monitoring Report

                                     LEASE

          THIS LEASE ("Lease") is made this 13/th/ day of August, 1999 by and between ALZA CORPORATION, a Delaware Corporation ("Landlord"), and CHEMDEX CORPORATION, a Delaware corporation ("Tenant").

          Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, those certain premises described in Item 6 of the Basic Lease Provisions and located at 1500 and 1550 Plymouth Street, Mountain View, California.

                    BASIC LEASE PROVISIONS
                    ----------------------

1.    Date:         August 13, 1999
      ----

2.    Tenant:       CHEMDEX CORPORATION, a Delaware corporation
      ------

3.    Address:      Before Commencement Date:
      -------

                    3950 Fabian Way
                    Palo Alto, California 94303
                    Attention: Steve Draper, Director of Corporate Operations

                    After Commencement Date:

                    1550 Plymouth Street
                    Mountain View, California 94043
                    Attention: Steve Draper, Director of Corporate Operations

4.    Landlord:     ALZA CORPORATION, a Delaware corporation
      --------

5.    Address:      950 Page Mill Road
      -------
                    Palo Alto, California 94304
                    Attention: Senior Vice President and General Counsel

6.    Premises:     The two-story freestanding building located at 1500 Plymouth
                    Street, Mountain View, California containing approximately
                    40,000 rentable square feet ("RSF") and the two-story
                    freestanding building located at 1550 Plymouth Street,
                    Mountain View, California also containing approximately
                    40,000 RSF, together with the parking areas, driveways,
                    landscaping, common areas and other appurtenances
                    constructed or located on or serving the 1500 and 1550
                    Plymouth Street buildings (the "Premises"). The real
                    property on which the Premises is located is more
                    particularly described in Exhibit A attached hereto and
                                              ---------
                    incorporated herein by this reference

7.    Term:               Approximately five (5) years and four (4) months (See
      ----
                          Article 2)

8.    Monthly Base Rent:  The following Monthly Base Rent for the
      -----------------
                          Premises shall be payable on a triple net basis pursuant to Section 3.1 below: From the Commencement Date until October 14, 2000, Two Hundred Twenty-Eight Thousand Dollars ($228,000) per month. The Monthly Base Rent for the remaining Lease years during the Term and each Extended Term (if any) of this Lease shall be as set forth on Exhibit B attached hereto and
                                                   ---------
                          incorporated herein by this reference. Monthly Base Rent for the Premises (but no other rent or charges due under this Lease) shall be forgiven for the first month of the Term.

9.    Prepaid Rent:       $228,000 due upon execution of the Lease by Landlord
      ------------
                          and Tenant (See Section 3.1)

10.   Letter of Credit:   Letter of Credit in the amount of One Million Eight
      ----------------
                          Hundred Seventy-Five Thousand Dollars ($1,875,000) due upon execution of the Lease (See Article 4)

11.   Permitted Use:      As provided in Article 8
      -------------

12.   Renewal Options:    Subject to Landlord's Recapture Right (defined in
      ---------------
                          Section 2.3 below), two (2) successive one (1) year renewal options (See Section 2.3)

13.   Expansion Options:  None
      ------------------

14.   Landlord's Broker:  Catalyst-CRESA Real Estate Group
      -----------------

15.   Tenant's Broker:    Cornish & Carey Commercial Real Estate
      ---------------

          The foregoing Basic Lease Provisions set forth the essential terms of this Lease and should be read in conjunction with the rest of the Lease and in particular, with reference to how those terms are defined in the Lease.

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          Unless otherwise specified, the following terms used in this Lease and designated by initial capitals shall have the following meanings:

     1.1  "Environmental Laws" shall mean all local, state, or federal laws,
           ------------------
statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, policies, permits, approvals, treaties, or protocols now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or the use, manufacture, handling, treatment, transportation, production, disposal, discharge, distribution, release, recycling, emission, sale, or storage of, or the exposure of any person to, a Hazardous Material.

     1.2  "Financial Statements" shall mean the financial information contained
           --------------------
in Tenant's Initial Registration Statement on Form S-1 accessed by Landlord on or about May 24, 1999 at www.freeedgar.com.

     1.3  "Force Majeure" shall mean any of the events described in Article 41,
           -------------
below.

     1.4  "Hazardous Material" shall mean any material or substance that is now
           ------------------
or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment including but not limited to (i) oil and petroleum products, (ii) radioactive materials, (iii) asbestos and asbestos-containing materials, (iv) polycholorinated biphenyls, and (v) viruses, microbes and other biological materials and (v) substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S)9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
                  -- ---
(S)(S) 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.
            -- ---
(S)(S) 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601,
             -- ---
et seq.; the Clean Water Act, 33 U.S.C. (S)(S) 1251, et seq.; the California
-- ---                                               -- ---
Hazardous Waste Control Act, Health and Safety Code (S)(S) 25330, et seq.; the
                                                                  -- ---
California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code
(S)(S) 25249.5, et seq.; California Health and Safety Code (S)(S) 25280, et seq.
                -- ---                                                   -- ---
(Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code, (S)(S) 25170, et seq. (Hazardous
                                                      -- ---
Materials Release Response Plans and Inventory); the California Porter-Cologne Water Quality Control Act, Water Code (S)(S) 13000, et seq.; all as amended.
                                                    -- ---

     1.5  "Hazardous Material Condition" shall mean the occurrence or discovery,
           ----------------------------
after the Commencement Date, of a condition involving the presence of, or a contamination by, a Hazardous Material in or under the Premises requiring remediation under Environmental Laws or rendering any part of the Premises unsafe for human occupancy.

     1.6  "Joaquin Lease" shall mean the office lease of even date herewith
           -------------
executed by Landlord and Tenant for the Joaquin Premises.

     1.7  "Joaquin Premises" shall mean the second floor of the two-story
           ----------------
freestanding building located at 1010 Joaquin Road, Mountain View, California, containing approximately 26,445 RSF together with the shared parking areas, driveways, landscaping, common areas and other appurtenances constructed or located thereon.

     1.8  "Landlord Affiliate" shall mean any corporation, general or limited
           ------------------
partnership, joint venture, limited liability company or other person or entity which controls, is controlled by or under common control with ALZA Corporation or resulting from a merger or consolidation with ALZA Corporation or which acquires substantially all of the assets of ALZA Corporation.

     1.9  "Landlord Parties" shall mean Landlord, its employees, agents,
           ----------------
consultants, licensees, invitees, contractors, subcontractors, and any other person for whom Landlord is legally responsible, provided that under no circumstances shall any of Tenant Parties be deemed a Landlord Party for purposes of this Lease.

     1.10  "Lease" shall mean this Lease document including the Basic Lease
            -----
Provisions and any and all Exhibits and Adgenda attached hereto now or in the future.

     1.11  "Letter of Credit" shall mean the Letter of Credit described in
            ----------------
Article 4 below.

     1.12  "Permitted Use" shall mean the sole use for which Tenant may utilize
            -------------
the Premises as specified in Item 11 of the Basic Lease Provisions and Article 8 below.

     1.13  "Premises" shall have the meaning set forth in Item 6 of the Basic
            --------
Lease Provisions.

     1.14  "Rent" and "rent" shall mean Monthly Base Rent, Additional Rent and
            ----
all other charges payable hereunder and under any Exhibit or Adgenda to this Lease, and any other monetary obligations of Tenant to Landlord under the provisions of this Lease.

     1.15  "Technology Party" shall mean any corporation, general or limited
            ----------------
partnership, joint venture, limited liability company or other person or entity which is pursuing the application of Landlord's technology as a material part of its business pursuant to a written agreement with Landlord.

     1.16  "Tenant Affiliate" shall mean any corporation, general or limited
            ----------------
partnership, joint venture, limited liability company or other person or entity (collectively, "person") which satisfies each of the following three criteria:
(i) such person controls, is controlled by or is under common control with Tenant or results from a merger or consolidation with Tenant; (ii) Tenant beneficially owns more than fifty percent (50%) of such person; and (iii) such person has a net worth, determined in accordance with generally accepted accounting principles ("GAAP"), in excess of Twenty Million Dollars ($20,000,000).

     1.17  "Tenant Subsidiary" shall mean any corporation, general or limited
            -----------------
partnership, joint venture, limited liability company or other person or entity (collectively, "person") which satisfies each of the following two criteria: (i) such person controls, is controlled by or is under common control with Tenant or results from a merger or consolidation with Tenant; and (ii) Tenant beneficially owns more than fifty percent (50%) of such person.

     1.18  "Tenant Parties" shall mean Tenant, its employees, agents,
            --------------
consultants, licensees, invitees, contractors, subcontractors, and any other person for whom Tenant is legally responsible, provided that under no circumstances shall any of Landlord Parties be deemed a Tenant Party for purposed of this Lease.

     1.19  "Term" shall mean the period of the Lease between the Commencement
            ----
Date and the Expiration Date (as such Commencement Date and Expiration Date are defined in Section 2.1 below) or earlier termination of the Lease, but not to exceed the period set forth in Item 7 of the Basic Lease Provisions unless extended as provided in Section 2.3 below.

     1.20 Other defined terms used in this Lease shall have the meanings set forth in the Lease, including the following:

           1.20.1  "Additional Rent" is defined in Article 44;
                    ---------------

          1.20.2  "Commencement Date" is defined in Section 2.1;
                   -----------------

          1.20.3  "Expiration Date" is defined in Section 2.1; and
                   ---------------

          1.20.4  "Monthly Base Rent" is defined in Article 3.
                   -----------------

                                   ARTICLE 2

                              TERM AND POSSESSION
                              -------------------

     2.1  Commencement. The Term of this Lease shall be for approximately five
          ------------
(5) years and four (4) months as described in Item 7 of the Basic Lease Provisions and shall commence on that date when Landlord delivers possession of the Premises to Tenant in vacant, broom-clean condition, which Landlord anticipates to occur on or about October 15, 1999 (the "Commencement Date"), and shall expire on February 28, 2005 (the "Expiration Date"). Landlord shall exercise commercially reasonable efforts (subject to Force Majeure delays) to deliver the Premises to Tenant on or about October 15, 1999. Landlord shall exercise commercially reasonable efforts to give Tenant at least thirty (30) days prior written notice of each anticipated Commencement Date (but without any liability on Landlord's part if Landlord shall fail to do so). Landlord and Tenant shall execute a letter agreement confirming each exact Commencement Date within five (5) business days following the Commencement Date. If the Commencement Date and delivery of possession of the Premises to Tenant does not occur on or before December 15, 1999, then Tenant's sole and exclusive remedy with respect to such delay in the Commencement Date shall be to terminate this Lease and the Joaquin Lease by written notice given to Landlord on or before December 31, 1999, and in the event of such termination both Landlord and Tenant shall be released and relieved of their respective obligations and liabilities under this Lease and under the Joaquin Lease, Landlord shall return Tenant's prepaid rent and the Letter of Credit paid or delivered by Tenant under this Lease and under the Joaquin Lease to Tenant and neither party shall have any right to recover any losses, costs, expenses or damages (including, without limitation, loss of profits, foreseeable or unforeseeable consequential damages or special damages) from the other party.

     2.2  Tenant's Acceptance of Possession. Tenant acknowledges and agrees that
          ---------------------------------
(i) Tenant has made all investigations which Tenant deems necessary concerning
(A) the condition of the Premises including the soil, air and groundwater thereof, (B) Landlord's prior use of the Premises, (C) the adequacy of parking for Tenant's intended office use of the Premises, (D) the compliance of the Premises with all applicable statutes, laws, ordinances and regulations and (E) Tenant's ability to operate its business in the Premises, (ii) Tenant shall accept the Premises in "AS IS" and "WITH ALL FAULTS" condition on the Commencement Date subject to all applicable zoning, municipal, county, state and federal statutes, laws, ordinances and regulations governing and regulating the use of the Premises and all easements, encumbrances, covenants, conditions and restrictions of record, (iii) except as otherwise provided in this Lease, Landlord has no obligation to alter or improve the Premises of any nature whatsoever and (iv) Tenant acknowledges and agrees that neither Landlord nor any of its agents or representatives has made any oral or written representations or warranties of any nature whatsoever (a) with respect to the Premises including the soil, air and groundwater thereof, (b) compliance or the Premises with building codes and applicable laws, (c) the ability of Tenant to operate its business in the Premises or (d) as to any of the matters set forth in subclauses
(i)(A) through (i)(E) above.

     2.3  Option To Extend Term. Landlord shall notify Tenant in writing at
          ---------------------
least twelve (12) months prior to the Expiration Date of the initial Term of the Lease and/or twelve (12) months prior to the expiration of the first Extended Term (defined below), as applicable, as to whether Landlord will exercise its right to repossess one or both of the buildings comprising the Premises (with any such repossessed Premises being referred to herein as the "Repossessed Premises") from and after the Expiration Date or the expiration of the first Extended Term, as applicable (the "Recapture Right"). If Landlord, in Landlord's sole and absolute discretion, exercises this Recapture Right, then (i) the Lease shall terminate on the Expiration Date or the expiration of the first Extended Term, as applicable, as to the Repossessed Premises, (ii) Tenant shall have no right to extend this Lease for the Extended Term(s) (defined below) as to such Repossessed Premises, (iii) from and after the Expiration Date or the expiration of the first Extended Term, as applicable, Tenant shall have no further rights or interests in the Repossessed Premises of any nature whatsoever, and (iv) provided Landlord, a Landlord Affiliate and/or a Technology Party initially occupies more than fifty percent (50%) of the Repossessed Premises for their own use, Landlord shall be free to use the balance of the Repossessed Premises for any purposes whatsoever, including, without limitation, assigning or subleasing the balance of the Repossessed Premises to any person or entity for any purpose whatsoever. If Landlord does not timely exercise its Recapture Right as to all or any portion of the Premises upon the Expiration Date or the expiration of the first Extended Term, as applicable, then Tenant shall have the option to extend the term of this Lease solely as to that portion of the Premises (but not less than an entire building) which is not Repossessed Premises for two (2) extended term(s) of one (1) year each commencing upon the Expiration Date of the initial Term of the Lease and the expiration of the first one-year Extended Term (each, an "Extended Term"). Tenant may exercise the foregoing option to extend if and only if (i) Tenant notifies Landlord in writing of its irrevocable election to extend the Term of the Lease for the Extended Term no later than eleven (11) months prior to the Expiration Date of the initial Term of the Lease or eleven
(11) months prior to the expiration date of the first one-year Extended Term, as applicable, (ii) Tenant extends the term with respect to an entire building (and not solely a portion of a building) and (iii) Tenant is not in material default of the Lease (following the expiration of any applicable cure periods without cure) either at the time of giving notice of its irrevocable election to extend or on the commencement date of each Extended Term. If each of the conditions set forth in the immediately preceding sentence are not satisfied in full, then Tenant's option(s) to extend the term of the Lease shall lapse and be null and void and the terms and provisions of the second sentence of this Section 2.3 shall apply as though Landlord had exercised its Recapture Right as to all of the Premises. All of the terms and provisions of this Lease shall apply during the Extended Term(s) except that (a) if Tenant extends the Lease as to less than the entire Premises, Rent and the Face Amount of the Letter of Credit shall be equitably reduced to reflect the reduction in square footage of the portion of the Premises to be leased by Tenant during the Extended Term(s), (b) there shall be no further right to extend the term of the Lease beyond the second Extended Term, (c) except as expressly provided in this Lease, Landlord shall have no obligation to make improvements to the Premises of any nature whatsoever, (d) Tenant shall not be entitled to any abatement of Monthly Base Rent during either Extended Term and (e) Monthly Base Rent during each the Extended Term shall be determined and annually increased in accordance with the provisions of Exhibit B
                                                                       ---------
attached hereto. The foregoing right to extend the term of the Lease is personal to Tenant and may not be assigned, sold, leased or otherwise transferred, voluntarily or involuntarily, by or to any other person or entity except to a Tenant Affiliate in accordance with Article 15 below.

     2.4  HVAC Inspection. Prior to the Commencement Date, Landlord, at
          ---------------
Landlord's sole cost, shall cause a duly licensed heating, ventilating and air conditioning ("HVAC") service and repair specialist to inspect the entire HVAC system within the Premises, repair any deficiencies within such HVAC system and certify in writing that the HVAC system is in good working order and repair.

     2.5  Limited Early Access. Tenant, MCIWorldcom-Brooks Fiber, and its
          --------------------
subcontractors (collectively, "Early Access Parties") may enter upon the Premises prior to the Commencement Date, at such times and places requested by Tenant and approved by Landlord (such approval not to be unreasonably withheld or delayed), for the sole purpose of allowing Tenant and/or any other Early Access Party (a) to connect Tenant's telecommunications lines (including data, voice and video cabling and wiring) to the exterior of the 1500 Plymouth building and the 1550 Plymouth building, and (b) to install and test Tenant's telecommunications equipment and systems (including data, voice and video equipment and systems) within said buildings. In connection with each such entry upon the Premises by an Early Access Party, each Early Access Party shall use all reasonable efforts to ensure that the business of Landlord shall be interfered with and inconvenienced as little as is reasonably practicable under the circumstances and shall otherwise fully comply with Section 7.3 of the Lease in all respects, which Section shall apply to each entry upon the Premises by an Early Access Party pursuant hereto; provided, however, that an Early Access Party shall only be required to give Landlord not less than ten (10) calendar days prior notice for entries that contemplate work that is physically intrusive (such as trenching and boring or drilling into the parking lot, ground, or walls of the 1500 and 1550 Plymouth buildings) and not less than five (5) calendar days prior notice for entries that contemplate work that is not physically intrusive. Notwithstanding the foregoing, (i) Landlord may assign a security guard to accompany each Early Access Party while on the Premises pursuant to this Section 2.5 and (ii) any drilling by an Early Access Party into the hard walls of the 1500 and 1550 Plymouth buildings shall, unless otherwise agreed to by Landlord, take place after 5:00 p.m. California time on work days or at any reasonable time on weekend days. Further, the provisions of Article 20 and Sections 19.1, 19.2, 19.3.1, 19.3.2, 19.5, 19.6 and 19.7 of the Lease shall apply and be in full force and effect during each entry upon the Premises by any Early Access Party pursuant to this Section 2.5. Prior to and as a condition to each such entry by an Early Access Party, Tenant shall furnish Landlord with proof of the insurance required of Tenant under Sections 19.3.1, 19.3.2 and 19.6 of this Lease. Tenant agrees to defend, indemnify and save harmless Landlord its officers, directors, employees, affiliates, subsidiaries, shareholders, lenders, successors and assigns from all liabilities, costs, damages, fees, liens and expenses suffered or incurred by them as a result of any activity, work or thing done on or about the Premises by Tenant and/or any other Early Access Party pursuant to this Section 2.5. Notwithstanding Tenant's rights under this Section 2.5, Tenant's obligation to pay Monthly Base Rent and Additional Rent shall not commence until the Commencement Date.

                                   ARTICLE 3

                          MONTHLY BASE RENT; NET LEASE
                          ----------------------------

     3.1  Monthly Base Rent. Tenant shall pay to Landlord as Monthly Base Rent
          -----------------
for the Premises the sum(s) described in Item 8 of the Basic Lease Provisions and as set forth on Exhibit B to this Lease during the entire Term and any
                    ---------
Extended Term(s). The Monthly Base Rent shall be payable in advance on the first day of each calendar month, without deduction, setoff, abatement, prior notice or demand, commencing on the Commencement Date and continuing for each calendar month thereafter during the Term of the Lease and the Extended Term(s), if applicable. In the event the Term of this Lease commences or ends on a day other than the first or last day of a calendar month, then the Monthly Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the number of days in that calendar month, and such Monthly Base Rent shall be paid at the commencement of such partial month. Monthly Base Rent shall be payable in lawful money of the United States at the address of Landlord set forth in Item 5 of the Basic Lease Provisions or at such other address as may be designated by Landlord in writing pursuant to Article 23 below. Notwithstanding any other term of this Lease to the contrary, a prepayment of Monthly Base Rent in the amount set forth in Item 9 of the Basic Lease Provisions shall be made by Tenant upon execution of this Lease and shall be applied to the Monthly Base Rent for the second (2nd) full calendar month of the Term. Landlord hereby acknowledges receipt of such prepaid rent from Tenant.

     3.2  Forgiveness of Monthly Base Rent. As an inducement to Tenant to enter
          --------------------------------
into this Lease, Tenant shall be entitled to unconditional forgiveness of Monthly Base Rent in the amount of $228,000 for the first (lst) month of the Term ("Forgiven Rent"). There shall be no abatement of Monthly Base Rent during either Extended Term of this Lease. Tenant's obligation to pay in full all Additional Rent and all other charges payable under this Lease shall not be affected by the foregoing Forgiven Rent.

     3.3  Additional Rent. In addition to the Monthly Base Rent reserved in
          ---------------
Section 3.1 above, Tenant shall reimburse to Landlord or pay to the parties entitled thereto, as applicable, all impositions, Insurance Premiums (as defined in Section 5.3 below), Property Taxes (as defined in Section 5.2 below), operating charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the Term hereof and each Extended Term on the terms set forth in this Lease. All of such charges, costs and expenses shall constitute Additional Rent, and upon the failure of Tenant to timely reimburse or pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Tenant except for Landlord's uncured material breach of this Lease as provided in Section 25.3 below and except as otherwise expressly provided herein and that Tenant shall in no event be entitled to any abatement of or reduction in Rent payable under this Lease except as herein expressly provided. Any present or future law to the contrary shall not alter this agreement of the parties.

                                   ARTICLE 4

                                LETTER OF CREDIT
                                ----------------

     4.1  Letter of Credit as Security. Concurrent with the execution of this
          ----------------------------
Lease, Tenant shall deliver to Landlord the Letter of Credit (as defined in Section 4.2 below) in the amount of One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000), which Letter of Credit shall secure the full and faithful performance of each and every provision and condition of this Lease to be performed by Tenant. The amount of the Letter of Credit shall be reduced to Seven Hundred Fifty Thousand Dollars ($750,000) on February 1, 2002 if Tenant's net worth on such date (determined in accordance with generally accepted accounting principals ("GAAP")) exceeds Twenty Million Dollars ($20,000,000) and
(ii) the amount of the Letter of Credit shall be further reduced to Three Hundred Seventy-Five Thousand Dollars ($375,000) on February 1, 2003 if Tenant's net worth on such date (determined in accordance with GAAP) continues to exceed Twenty Million Dollars ($20,000,000). There shall be no further reduction in the stated amount of the Letter of Credit from and after February 1, 2003. The face amount of the Letter of Credit (as reduced above from time to time upon satisfaction of the foregoing conditions) is hereafter referred to as the "Face Amount". Anything contained in this Article 4 to the contrary notwithstanding, the Face Amount of the Letter of Credit shall not be reduced if Tenant has previously committed an uncured default under this Lease. If an Event of Default occurs under this Lease (including but not limited to an Event of Default with respect to the obligation to pay Rent or to clean and restore the Premises upon termination of the Lease), Landlord may, but shall not be required to, draw upon the Letter of Credit for the payment of any Rent, interest, late charges or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of the Event of Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of the Event of Default, including, without limitation, costs and reasonable attorneys' fees incurred by Landlord to collect on the Letter of Credit and/or to recover possession of the Premises following an Event of Default by Tenant hereunder. Tenant shall cause the Letter of Credit to remain in effect during the entire Term of this Lease and for an additional period of sixty (60) days following the expiration or earlier termination of this Lease. If Tenant fails to maintain, renew or replace the Letter of Credit in its then Face Amount at least thirty (30) days before its stated expiration date (or if Tenant fails to maintain, renew or replace the letter of credit under Article 4 of the Joaquin Lease in its then face amount at least thirty (30) days before its stated expiration date), then Landlord may, without prejudice to any other right or remedy, draw upon the entire amount of the Letter of Credit. Any amount drawn by Landlord on the Letter of Credit pursuant to this Section 4.1 but not applied by Landlord to satisfy Tenant's obligations hereunder shall be held by Landlord as a security deposit. Landlord may commingle any proceeds from the Letter of Credit with Landlord's general funds and Tenant shall not be entitled to any interest thereon. If Landlord draws on any portion of the Letter of Credit, Tenant shall, within three (3) business days after demand by Landlord, either (a) deposit immediately available funds with Landlord in the amount that when added to the remaining amount of the undrawn portion of the Letter of Credit equals its then Face Amount or (b) deliver to Landlord written documentation acceptable to Landlord executed by the Issuing Bank (as defined in Section 4.2 below) confirming that the Issuing Bank has reinstated the Letter of Credit to its then full Face Amount; and Tenant's failure to do either (a) or
(b) above shall constitute an Event of Default hereunder. If the funds received by Landlord pursuant to a draw on the Letter of Credit exceed the amount applied by Landlord to cure the Event of Default, concurrently with and conditioned upon Tenant's reinstatement of the Letter of Credit to its full Face Amount, Landlord shall return any such excess funds to Tenant. If Tenant shall fully perform each and every provision of this Lease required by Tenant to be performed, the Letter of Credit (and any funds held by Landlord as a security deposit after drawing on the Letter of Credit) shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within sixty (60) days following the later of the expiration of the Term or surrender of possession of the Premises to Landlord. Notwithstanding the foregoing, the Letter of Credit (and any funds held by Landlord as a security deposit after drawing on the Letter of Credit) shall be immediately returned to Tenant upon the termination of this Lease solely by reason of Landlord's material default hereunder. Tenant shall not assign or encumber the Letter of Credit. Any attempt to do so shall be void and Landlord shall not be bound by any such purported assignment or encumbrance. In the event of bankruptcy or other insolvency proceedings filed by or against Tenant, all sums drawn under the Letter of Credit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the effective date of such proceedings. If Landlord transfers or assigns its interest in the Premises, Landlord may transfer or assign the Letter of Credit to such transferee.

     4.2  Form of Letter of Credit. Concurrent with the execution of this Lease,
          ------------------------
Tenant shall deliver to Landlord an irrevocable, unconditional standby letter of credit in the original face amount of One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000) in the form attached hereto as Exhibit C (the
                                                             ---------
"Letter of Credit") to secure the full and faithful performance of each and every term and provision of this Lease to be performed by Tenant as set forth in
Section 4.1 above. The Letter of Credit shall be issued by a bank or financial institution ("Issuing Bank") which is acceptable to Landlord and which accepts deposits, maintains accounts, is FDIC insured and has a local Mountain View or San Francisco office which will negotiate the Letter of Credit. The Letter of Credit shall permit full or partial draws by Landlord or Landlord's assignee. Tenant shall pay all expenses, points or fees incurred by Tenant in obtaining, maintaining and renewing the Letter of Credit. As provided in Section 4.1 above, Tenant shall cause the Letter of Credit to remain in full force and effect during the entire term of this Lease and for a period of sixty (60) days following the expiration or earlier termination of this Lease (except in the case of termination of this Lease solely by reason of Landlord's material default hereunder). Provided this Lease has not expired or terminated, Tenant shall replace or renew the Letter of Credit from time to time at least thirty
(30) days before its stated expiration date. Failure to so replace or renew the Letter of Credit shall constitute a default hereunder and Landlord shall thereafter be entitled to draw the full amount of the Letter of Credit and hold it as a cash security deposit. The terms of the Letter of Credit shall expressly provide that the Letter of Credit is assignable by Landlord, as beneficiary thereunder, to any transferee or assignee of Landlord's interest in the Premises who expressly assumes in writing Landlord's obligations under this Lease.

                                   ARTICLE 5

                       TENANT'S PAYMENT OF PROPERTY TAXES
                             AND INSURANCE PREMIUMS
                             ----------------------

     5.1  Payment of Property Taxes and Insurance Premiums. In addition to
          ------------------------------------------------
payment of Monthly Base Rent pursuant to Section 3.1 above, Tenant shall reimburse on the terms set forth in this Article 5 to Landlord, as part of Additional Rent hereunder, Property Taxes (as defined in Section 5.2 below) and Insurance Premiums (as defined in
Section 5.3 below). Tenant shall reimburse Landlord for all Property Taxes paid by Landlord for the Premises within ten (10) business days following Tenant's receipt from Landlord of written demand for reimbursement of such Property Taxes accompanied by a copy of the then applicable tax bill and a copy of Landlord's check made payable to the taxing authority. Tenant shall likewise reimburse Landlord for all Insurance Premiums paid by Landlord for the Premises within ten
(10) business days following Tenant's receipt from Landlord of written demand for reimbursement of such Insurance Premiums accompanied by a copy of the applicable insurance premium invoice and a copy of Landlord's check made payable to the insurance carrier. If any Property Taxes or Insurance Premiums so paid by Landlord cover any period of time prior to or after the expiration of the Term hereof, Tenant's share of Property Taxes or Insurance Premiums shall be equitably prorated to reflect only the period of time during which the Lease was in effect.

     5.2  Property Taxes Defined. The term "Property Taxes" as used herein shall
          ----------------------
mean and include (i) any and all real estate and personal property taxes and other taxes, rates, charges, general and special assessments, transit charges, housing fund assessments, liens, assessment bonds, district formation costs, bonds, levies, fees and impositions whether general, special or supplemental, unforeseen or foreseen, ordinary or extraordinary which are assessed, imposed, charged, confirmed or levied with respect to the Premises, and/or any improvements, fixtures and equipment and other property of Landlord, real or personal, located thereon, but only to the extent each of the foregoing relates to the period between the Commencement Date (as applicable) and the date this Lease expires or sooner terminates and any costs, fees or expenses incurred in contesting the amount or validity of any of the foregoing; (ii) any tax, surcharge, levy, fee or assessment which may be imposed in addition to or in lieu of real estate or personal property taxes against the Premises, but only to the extent each of the foregoing relates to the period between the Commencement Date (as applicable) and the date this Lease expires or sooner terminates; and
(iii) any service, use or other fee collected by governmental agencies in addition to or in lieu of real estate or personal property taxes against the Premises for services provided by such agencies, but only to the extent each of the foregoing relates to the period between the Commencement Date (as applicable) and the date this Lease expires or sooner terminates. The term Property Taxes as used herein shall also include any new, replacement or supplemental property taxes and any rental, excise, sales, mortgage, transaction privilege, or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of owning, operating or leasing the Premises, but only to the extent each of the foregoing relates to the period between the Commencement Date (as applicable) and the date this Lease expires or sooner terminates. However, notwithstanding anything to the contrary above or elsewhere in this Lease, the term "Property Taxes" shall not mean or include (a) any income, franchise, capital stock, estate or inheritance taxes of or applicable to Landlord or (b) any transfer taxes. Property Taxes shall also include all increases in Property Taxes during the Term or Extended Term including, without limitation, (a) annual increases, (b) increases due to a reassessment of the Premises arising from a change in ownership or transfer of all or part of Landlord's interest in the Lease, or the Premises or any refinancing of the Premises or (c) any new construction, alterations or renovations to the Premises. If any Property Taxes shall be payable in installments over a period of time extending beyond the Term of the Lease (or the Extended Term, if applicable), Tenant shall only be required to pay such installments thereof as shall become due and payable during, or relate to periods of time covered by, the Term of the Lease (or any Extended Term, if applicable). Landlord shall provide Tenant with a copy of its annual Property Tax statements.

     5.3  Insurance Premiums. The term "Insurance Premiums" shall mean and
          ------------------
include all premiums paid or incurred by Landlord in obtaining and maintaining the insurance coverages required to be maintained by Landlord under Section 19.4 below and other commercially reasonable insurance coverages which Landlord acting as a prudent landowner and landlord may obtain and maintain, but only to the extent such premiums paid for insurance coverage relate to the period between the Commencement Date (as applicable) and the expiration or sooner termination of this Lease.

                                   ARTICLE 6

                      MAINTENANCE, REPAIR AND REPLACEMENT
                      -----------------------------------

     6.1  Tenant's Obligations for the Premises. Except for the obligations of
          -------------------------------------
Landlord under Article 13 (relating to the destruction of the Premises), Article 14 (relating to condemnation of the Premises) and Sections 6.3 and 9.2 hereof, and except for damage caused by Landlord or the Landlord Parties (which shall be the sole and exclusive responsibility and cost of Landlord), Tenant, at Tenant's sole cost and expense, shall keep in good and neat order, condition and repair the Premises and every part thereof, structural and non-structural, whether or not capital in nature (and whether or not the portion of the Premises requiring repair or replacement, or the means of repairing or replacing the same are reasonably accessible to Tenant, and whether or not the need for repairs, replacements and/or capital improvements occurs as a result of Tenant's use, any prior use, the elements or age of such portion of the Premises, or alterations, additions, repairs or replacements required by governmental authority, whether or not related to Tenant's specific use of the Premises) including, without limitation, repair and replacement (including any and all replacements and capital improvements) of all plumbing, electrical, heating, ventilating and air conditioning systems, all elevators, stairways and stairwells, all sprinkler and life safety systems, wiring and equipment within the Premises, all fixtures, interior and exterior non-bearing walls, ceilings, floors, windows, doors, plate glass, and all landscaping, landscaping and irrigation systems, driveways, parking lots, loading docks, fences and signs located on the Premises and all sidewalks and pathways located on the Premises; provided, however, that the cost of any capital improvements or replacements having a useful life (as determined in accordance with GAAP) longer than the Lease Term (including the Extended Term(s), if any), shall be amortized over such useful life and Tenant shall only be obligated to pay, each month during the remainder of the Term (and Extended Term(s), if any), on the date on which Base Monthly Rent is due, an amount equal to the product obtained by multiplying the cost of such capital improvement or replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such capital improvement or replacement (as such useful life is determined in accordance with GAAP), with Tenant reserving the right to prepay its obligation at any time. Within ten (10) business days after written demand from Tenant, Landlord shall reimburse Tenant in full for the cost of any capital improvements or replacements made to the Premises by Tenant pursuant to this Section 6.1. Tenant, at Tenant's sole expense, shall procure and maintain during the Term a maintenance contract with a contractor specializing in and experienced in maintenance and service of the heating, ventilating and air conditioning systems for the Premises, which maintenance contract and contractor shall be reasonably acceptable to Landlord. Prior to the Commencement Date, Landlord shall exercise reasonable efforts to have its landscaping and janitorial vendors enter into service agreements with Tenant to provide services to Tenant which are comparable to the services which they previously provided to Landlord at the Premises at rates comparable to those which they charge Landlord.

     6.2  Landlord's Rights. If an Event of Default involving Tenant's failure
          -----------------
to perform Tenant's obligations under Section 6.1 above or under any other Section of this Lease should occur, Landlord may at its option (but shall not be required to) enter upon the Premises upon ten (10) business days prior written notice to Tenant (except in an emergency, in which case no notice shall be required) to cure such Event of Default on Tenant's behalf, and all reasonable costs thereof together with interest thereon as set forth in Section 34.1 below shall constitute Additional Rent hereunder and shall be due and payable within five (5) business days after written demand by Landlord. Notwithstanding the foregoing, in the case of an emergency resulting from Tenant's failure to perform its obligations under Section 6.1 above or under any other Section of this Lease, Landlord may act immediately pursuant to this Section 6.2

     6.3  Landlord's Obligations for the Premises. Except for the obligations of
          ---------------------------------------
Landlord under this Section 6.3, Section 9.2, Article 13 and Article 14 below, and except for damage caused by Tenant or the Tenant Parties (which shall be the sole and exclusive responsibility and cost of Tenant), Tenant acknowledges and agrees that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises, whether structural or nonstructural. Landlord shall, at its sole cost and expense keep in good and neat order, condition and repair, the roof and roof membrane at the Premises, the skylights at the Premises, the foundation for the Premises, and the structural walls (including, without limitation, interior and exterior bearing walls) at the Premises, whether or not capital in nature, including, without limitation, repair and replacement (including any and all replacements and capital improvements) of the foregoing items.

     6.4  Waivers. Except as expressly provided in Articles 13 and 14 below,
          -------
there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from Tenant's making repairs pursuant to Sections 6.1 above or Landlord making repairs pursuant to Section 6.2 above (where Tenant has failed to make such repairs) and
Section 6.3 above. Tenant expressly waives the benefit of any statute, law or regulation now or hereafter in effect, including, without limitation, California Civil Code Sections 1941 and 1942, which would otherwise afford Tenant the right to make repairs at Landlord's expense or terminate the Lease.

                                   ARTICLE 7

                      IMPROVEMENTS AND ALTERATIONS; LIENS
                      -----------------------------------

     7.1  Original Tenant Improvements. On the Commencement Date Landlord shall
          ----------------------------
deliver possession of the Premises to Tenant in "AS IS" and "WITH ALL FAULTS" condition. Tenant, at Tenant's sole cost and expense, shall construct and install all of the Tenant Improvements (as defined in the Work Letter for Tenant Improvements attached to this Lease as Exhibit D and incorporated herein by this
                                       ----------
reference (the "Work Letter")) within the Premises in a first-class, diligent and workmanlike manner and fully and timely comply with each and every term, covenant and condition set forth in the Work Letter. Tenant shall exercise its best efforts to install within the Premises Tenant Improvements which will have a remaining useful life to Landlord at the expiration or earlier termination of the Lease.

     7.2  Furniture and Telephone/Network Equipment. During the Term and any
          -----------------------------------------
Extended Term(s) of the Lease, Landlord shall permit Tenant to use all of Landlord's existing cubicles, office furniture and lobby/conference room furniture (but excluding all ergonomic furniture and all exam room furniture in Landlord's health clinic) listed on Schedule 1 attached to this Lease in its
                                    ----------
"AS-IS" and "WITH ALL FAULTS" condition (collectively, the "Remaining Furniture") (but expressly excluding from the Remaining Furniture Landlord's office equipment, fixtures and trade fixtures, which Landlord shall remove from the Premises prior to the Commencement Date). Tenant shall be permitted to use the Remaining Furniture at no additional rental. Prior to the Commencement Date, Landlord and Tenant shall jointly make a detailed inspection and written inventory of the Remaining Furniture to ensure that Schedule 1 both (i) properly
                                                    ----------
describes all of the Remaining Furniture and (ii) properly describes the physical condition of the Remaining Furniture as of the Commencement Date. Tenant, at Tenant's sole cost and expense, shall maintain the Remaining Furniture in as good condition and repair as when received and at the expiration or earlier termination of the Term of the Lease, Tenant shall return the Remaining Furniture to Landlord in as good a condition as received, ordinary wear and tear and damage by fire, other casualty or acts of God excepted. The Remaining Furniture shall at all times during the Term and any Extended Term(s) be and remain the sole and exclusive property of Landlord; provided, however, that Tenant, at Tenant's sole cost and expense, shall be obligated to insure the Remaining Furniture under its "All-Risk" property insurance policy described in
Section 19.3 below. Any and all insurance proceeds relating to the Remaining Furniture shall be the sole and exclusive property of Landlord. Landlord and Tenant hereby agree that the value of the Remaining Furniture for insurance purposes only is Two Million One Hundred Fifty Six Thousand Nine Hundred Five DOLLARS ($2,156,905,00). Tenant agrees that the Remaining Furniture shall remain
         --------------
within the Premises and that in no event shall the Remaining Furniture be removed from the Premises. In addition, on the Commencement Date Landlord shall leave in place within the Premises Landlord's telephone lines and cable/network lines; provided, however, that Tenant acknowledges and agrees that (a) on or before the Commencement Date Landlord shall disconnect all such telephone lines and cable/network lines from Landlord's central telephone/data network switch room located in the Joaquin Premises and (b) Tenant, at Tenant's sole cost and expense, and as part of Tenant's installation of its Tenant Improvements under the Work Letter, shall install its own dedicated central telephone/data network switch room and connect its telephone and data network cabling lines to its central telephone/data network switch room.

     7.3  Alterations by Tenant. Other than the initial Tenant Improvements,
          ---------------------
Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord may impose, as a condition of such consent, such reasonable requirements as Landlord may deem desirable including, without limitation, the requirement that Tenant remove such alterations, additions or improvements upon the expiration or earlier termination of the Lease. Landlord shall advise Tenant in writing at the time Tenant makes its initial Tenant Improvements under the Work Letter (as to the initial Tenant Improvements) and at the time Tenant requests

Landlord's consent to any subsequent alterations whether Landlord will require Tenant to remove such alterations from the Premises upon the expiration or earlier termination of this Lease. Notwithstanding the requirements in this
Section 7.3, nonstructural alterations, additions or improvements which do not affect building systems or the exterior of the Premises and that cost less than Fifty Thousand Dollars ($50,000) in the aggregate in any calendar year shall not require Landlord's prior written consent, but Landlord shall be entitled to at least ten (10) days prior written notice thereof before Tenant commences such alterations, additions or improvements. Tenant shall submit all plans and specifications relating to any proposed alterations, additions or improvements which exceed Fifty Thousand Dollars ($50,000) in the aggregate in any calendar year to Landlord for Landlord's prior written approval. No materials used in Tenant's alterations shall be subject to any security interest or lien and no part of the Premises shall be subject to any mechanics' or materialmen's lien by reason of Tenant's alterations. No such alterations shall affect the exterior appearance of the Premises and it shall be deemed reasonable for Landlord to refuse to consent to any such alterations. All work approved by Landlord shall be performed by Tenant or Tenant's contractors in a first-class, diligent and workmanlike manner and so as not to unreasonably interfere with any owners, tenants or occupants of adjoining premises or buildings. Tenant shall utilize for such purposes only licensed contractors and materials reasonably approved in writing by Landlord (and Landlord hereby approves Vance Brown). Any construction by Tenant shall be in conformance with the plans and specifications reasonably approved by Landlord and with any and all applicable rules and regulations of any federal, state, county or municipal agency or other governmental body having jurisdiction over the Premises (including, without limitation, the Americans With Disabilities Act and its state and local counterparts) and with any applicable codes and ordinances regardless of whether such rules, regulations, codes or ordinances relate to structural, permanent or non-structural alterations. All alterations of Tenant shall be done at Tenant's sole cost and expense. Tenant agrees to give Landlord written notice of the commencement date of any such approved alterations, improvements, additions or repairs to be made within the Premises at least ten (10) days prior to the commencement of any such work in order to give Landlord time to post notices of nonresponsibility. Tenant further agrees to reimburse Landlord all of Landlord's reasonable costs incurred for review of any plans and specifications submitted by Tenant for its alterations (other than the initial Tenant Improvements) and in reviewing the progress of such alterations, but not to exceed Two-Thousand five Hundred Dollars ($2,500) for each set of alterations.

     7.4  Liens. Tenant shall keep the Premises free from any liens arising out
          -----
of any work performed, materials furnished or obligations incurred by or for Tenant. If Tenant fails to keep the Premises free from any such liens and does not, within twenty (20) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as Landlord shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith (including attorneys' fees and costs) shall automatically create an obligation of Tenant to pay an equivalent amount as Additional Rent, which shall be payable by Tenant on Landlord's demand with interest as set forth in Section 34.1 below. Such interest charged shall not constitute Landlord's exclusive remedy nor compromise or limit any other rights granted Landlord by this Lease or by law or equity. Nothing herein shall imply any consent by Landlord to subject Landlord's estate to liability under any mechanic's lien law. Tenant may contest the validity and/or amount of any lien imposed on the Premises, provided that Tenant has caused such lien to be released of record by the payment or posting of the proper bond.

                                   ARTICLE 8

                                USE OF PREMISES
                                ---------------

     8.1  Tenant's Use. Tenant shall use and occupy the Premises solely for
          ------------
development, marketing and sale of its Chemdex electronic commerce solutions, general office purposes, purposes related or incidental thereto, and for no other use or purpose whatsoever without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord's sole discretion. Tenant covenants and agrees that its electronic commerce solutions business does not and shall not require Tenant to use or bring onto the Premises, other than Permitted Materials, any Hazardous Materials, pharmaceuticals, drugs, chemicals or other materials which are the subject of its electronics commerce solutions business or otherwise and that Tenant shall not use or bring onto the Premises, other than Permitted Materials, any Hazardous Materials, pharmaceuticals, drugs, chemicals or other similar materials (even in di minimus amounts) for any reason or purpose whatsoever. Tenant shall not use or occupy the Premises in violation of any law, regulation, code, ordinance or governmental approval or condition for the Premises, and shall, upon written notice from Landlord, discontinue any use of the Premises which is not permitted by this Lease. Tenant shall, at Tenant's sole cost and expense, comply with any directive of any governmental authority which shall, by reason of the specific nature of Tenant's use or occupancy of the Premises, impose any duty, condition, order, exaction or other demand upon Tenant or Landlord with respect to the Premises including, without limitation, any Environmental Laws, or with respect to the use or occupation thereof. Tenant shall secure any and all permits and licenses required to conduct its business in the Premises. Tenant shall not do (or permit any Tenant Party to do) anything which will invalidate or increase the cost of any insurance policy covering the Premises and/or property located therein.

     8.2  Nuisance or Waste. Tenant shall not maintain, commit (or permit any
          -----------------
Tenant Party to commit) any nuisance or waste in, on or about the Premises, or obstruct or interfere in any way with the rights of other tenants or occupants of the Premises, or injure or annoy them by permitting or making any disturbing or excessive noise, or by permitting objectionable odors to emanate from the Premises, or use or allow the Premises to be used by any Tenant Party for any unlawful purpose. Tenant shall not without Landlord's prior written consent, place a load upon any floor that exceeds the load per square foot that such floor is designed to carry or that is then allowed by law.

     8.3  Tenant Sign. Tenant, at Tenant's sole cost and expense, and provided
          -----------
Tenant complies with all applicable laws, statutes, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental agencies, shall have the right to install no more than two (2) monument signs at the Premises. The location(s), type, size, color, content, materials and illumination of any of Tenant's monument signs shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Upon the expiration or earlier termination of this Lease, Tenant shall remove all signs and repair and restore any damage to the Premises caused by such removal.

     8.4  Parking. At all times during the Term and any Extended Terms, Tenant
          -------
shall be permitted to use, on an exclusive basis, all of the parking presently serving the Premises. Tenant shall satisfy itself in all respects as to the location and sufficiency of the above-described parking for its intended purposes and use of the Premises prior to the Commencement Date; provided, however, that Landlord represents that there are approximately four (4) parking spaces per 1,000 rentable square feet of the Premises.

                                   ARTICLE 9

                              HAZARDOUS MATERIALS
                              -------------------

     9.1  Environmental Disclosures; As-Is. Landlord hereby discloses to Tenant
          --------------------------------
and Tenant hereby acknowledges that Landlord has advised Tenant that groundwater in and around the Premises may be contaminated with Hazardous Materials which were released by parties other than Landlord, including, without limitation, significant quantities of halogenated volatile organic compounds released into the groundwater by Teledyne Semiconductor and Spectra-Physics Laser, both of whom operated facilities located directly upgradient of the Premises. Landlord has provided Tenant with the groundwater monitoring reports described on
Schedule 2 attached hereto, which Tenant acknowledges receipt of and, except for
-----------
disclosures to the attorneys, auditors, officers, directors, shareholders, accountants, investment bankers, lenders, and consultants of Tenant or disclosures required by law, agrees to keep confidential and not to disclose the contents thereof (to the extent not a matter of public record) during or subsequent to the term of this Lease without the prior written consent of Landlord which Landlord may grant or withhold in its sole discretion. Tenant may obtain more information about the groundwater in and around the Premises from publicly available files at the Regional Water Quality Control Board and other agencies. By entering into this Lease, Tenant acknowledges and agrees (a) that Tenant has had an opportunity to hire any consultants and make any inquiries about the environmental condition of the Premises and the soil and groundwater conditions in and around the Premises that Tenant deems desirable, (b) that Tenant's representatives and advisors are knowledgeable in real estate and environmental matters, (c) that Tenant accepts the Premises in "AS-IS" and "WITH ALL FAULTS" condition and (d) that Tenant is not relying on any warranty or representation, express or implied, by or on behalf of Landlord with respect to the Premises including the soil, air and groundwater thereof. Landlord makes no representations and warranties concerning (x) the environmental condition of the Premises or the environment in and around the Premises including the soil, air and groundwater thereof, (y) the presence or absence of Hazardous Materials in the Premises and the soil, air and groundwater thereof, or (z) the safety of the Premises for Tenant's employees or the likelihood that by demolition of portions of the Premises and improving the Premises pursuant to the Work Letter and occupying and using the Premises, Tenant's employees will be exposed to Hazardous Materials.

     9.2  Landlord's Indemnity. Except with respect to (i) any soil or
          --------------------
groundwater contamination in and around the Premises existing as of the Commencement Date and any subsurface mitigation of Hazardous Materials from other property from and after the Commencement Date and (ii) those matters which are covered by Tenant's express indemnification and defense obligations set forth in Section 9.5 below, Landlord shall indemnify, defend and hold Tenant and its officers, directors, employees, affiliates, subsidiaries, shareholders, lenders, successors and assigns harmless from and against all claims, damages, liabilities, losses, fines, penalties, consequential damages, costs and expenses, demands, causes of action, judgments and attorneys' and consultants' fees, whether foreseeable or unforeseeable, directly or indirectly, to the extent arising out of Landlord's failure to remove any Hazardous Materials (other than Hazardous Materials contained within building materials located in the 1500 and 1550 Plymouth buildings) to the levels required by applicable Environmental Laws and government agencies having jurisdiction therefor from within any of the buildings comprising the Premises on or before the Commencement Date, which indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification of the Premises and the preparation of any closure or other required plans. Neither the acknowledgements or agreements of Tenant in Section 9.1 nor the strict compliance by Landlord with all laws pertaining to Hazardous Materials shall excuse Landlord from Landlord's obligations of indemnification pursuant to this
Section 9.2. Landlord's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. If any action or proceeding is brought against Landlord based on the foregoing Landlord, upon notice from Tenant, shall immediately defend Tenant at Landlord's expense with counsel reasonably acceptable to Tenant.

     9.3  Compliance with Environmental Laws. Tenant shall, at Tenant's sole
          ----------------------------------
cost and expense, comply with all Environmental Laws applicable to its operations within the Premises and will at its sole expense obtain, procure and comply with all permits, licenses and other governmental approvals required for Tenant's use of the Premises. Tenant shall not permit any Tenant Party to use, manufacture, handle, treat, transport, produce, dispose of, discharge, distribute, release, sell, or store any Hazardous Materials (other than Permitted Materials) in, on or around the Premises during the Term of this Lease. Notwithstanding the foregoing, Tenant and other Tenant Parties may use, in compliance with all applicable laws, including Environmental Laws, reasonable amounts of typical office and janitorial supplies and products typically used in offices and which are sold over the counter to the public at retail and, during the construction of the Tenant Improvements or any alterations approved by Landlord, ordinary and necessary building materials and containerized petroleum products stored and used in compliance with all laws (collectively, "Permitted Materials").

     9.4  Investigation and Remediation of Hazardous Materials. Tenant shall
          ----------------------------------------------------
promptly give Landlord copies of any notices, inquiries, claims or documents received by Tenant from governmental agencies or third parties concerning the presence of Hazardous Materials in, under and around the Premises, including the air, soil and groundwater thereof. If, during the Term of this Lease, Tenant, or Tenant Parties spill, release, discharge, dispose of or introduce Hazardous Materials to the Premises or if any Hazardous Materials used by Tenant are found in the soil, atmosphere, surface water or groundwater on, under or about the Premises due to Tenant's, or Tenant Parties' acts or negligence, Tenant, at Landlord's option, shall promptly take all actions at its sole cost and expense, including without limitation, investigation, testing, removal actions, reporting, cleanup, remediation, and monitoring necessary to return the Premises and any other affected properties to the condition required by applicable Environmental Laws, all in accordance with Environmental Laws and the requirements of all governmental agencies, provided that Landlord's written approval of such actions shall first be obtained (a "Tenant Cleanup"). Landlord shall not unreasonably withhold or delay such approval. Tenant shall promptly provide Landlord with the results of any test, investigation or inquiry conducted by or on behalf of Tenant in connection with the presence or suspected presence of Hazardous Material contamination on, under or about the Premises, provided Landlord agrees to keep the same confidential on the same terms as Tenant pursuant to Section 9.1. With respect to any Tenant Cleanup, Landlord may, at its election and after consultation with Tenant concerning remediation costs, control the investigation and clean-up of the contamination and discussions and negotiations with all governmental authorities, which shall nevertheless be at Tenant's sole cost and expense.

     9.5  Tenant Indemnity. Except with respect to (A) any soil or groundwater
          ----------------
contamination in and around the Premises existing as of the Commencement Date and any subsurface migration of Hazardous Materials from other property that contaminates the soil and groundwater in and around the Premises from and after the Commencement Date and (B) those matters which are covered by Landlord's express indemnification and defense obligations set forth in Section 9.2 above, Tenant shall indemnify, defend and hold Landlord and its officers, directors, employees, affiliates, subsidiaries, shareholders, lenders, successors and assigns harmless from and against all claims, damages, liabilities, losses, fines, penalties, consequential damages (including diminution of value of the Premises and lost rent), costs and expenses, demands, causes of action, judgments and attorneys' and consultant's fees, whether foreseeable or unforeseeable, directly or indirectly arising out of (i) the release or discharge during the Term or any Extended Term hereof of any Hazardous Materials contained in the building materials located in the 1500 or 1550 Plymouth buildings provided such release or discharge is the result of Tenant's construction of its initial Tenant Improvements within the Premises and any subsequent alterations, additions or improvements made by or for Tenant (which claims include, but are not limited to, employee exposure and toxic tort claims) and (ii) Tenant's and Tenant Parties' use, handling, generation, storage, disposal, exposure of others to, emission or release of Hazardous Materials on or about the Premises during the Term or any Extended Term or a breach of Tenant's obligations under this Article 9. The foregoing indemnity obligations shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification of the Premises or other properties and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligations of indemnification pursuant to this Section 9.5. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. If any action or proceeding is brought against Landlord based on the foregoing, Tenant, upon notice from Landlord, shall immediately defend Landlord at Tenant's expense with counsel reasonably acceptable to Landlord. Except for Landlord's covenants, agreements and obligations expressly set forth in this Lease, Tenant hereby waives, releases and relinquishes any and all rights, claims and causes of action which Tenant may have or may be entitled to assert against Landlord, whether known or unknown
(a) with respect to the environmental condition of the Premises and the soil, air and groundwater thereof, including, without limitation, any and all rights, claims and causes of action arising under or with respect to the California Health and Safety Code, Title 42 of the United States Code Section 9601 et.
                                                                        --
seq., the federal and state Occupational Health & Safety Acts, and common law
------
tort theories and/or (b) arising out of the use, generation, handling, exposure of others to, disposal or release of Hazardous Materials by Tenant and Tenant Parties on, in, or about the Premises or a breach of Tenant's obligations under this Section 9.5. With respect to the foregoing waivers only, Tenant expressly waives the benefits of Civil Code Section 1542 and any similar statute or common law that would render a waiver of unknown claims unenforceable.

     9.6  Rent Abatement for Hazardous Material Condition. Until such time as
          -----------------------------------------------
any Hazardous Material Condition (not created by Tenant or any Tenant Party), should it occur, has been remediated in accordance with Environmental Laws such that the Premises can be safely used and occupied by Tenant for the conduct of its normal operations at the Premises, the Rent hereunder shall be abated in proportion to the part of the Premises which is unusable by Tenant for the conduct of its normal operations at the Premises by reason of such Hazardous Material Condition.

     9.7  Non-Responsibility of Tenant. Notwithstanding anything to the contrary
          ----------------------------
in Sections 9.1 through 9.6 above or elsewhere in this Lease, except to the extent set forth in Tenant's indemnity in Section 9.5 above, no provision of this Lease shall obligate Tenant to investigate, monitor, remove, remediate, or otherwise respond to, or to indemnify, defend or hold harmless Landlord or any other person as a result of or in connection with, any Hazardous Materials that
(A) were present in any state or form in, on, under or about the Premises on the Commencement Date or at any time prior thereto, or (B) which may migrate onto or under the Premises at any time after the Commencement Date, or (C) which are otherwise not used, handled, stored, generated, produced, manufactured, disposed of or introduced in, upon or about the Premises by Tenant or a Tenant Party.

     9.8  Survival. The provisions of this Article 9 shall survive the
          --------
expiration or earlier termination of the Lease for any reason.

                                   ARTICLE 10

                             UTILITIES AND SERVICES
                             ----------------------

     10.1  Utilities and Services for the Premises. Tenant, at Tenant's sole
           ---------------------------------------
cost and expense, shall cause to be provided to the Premises and shall pay directly for all water, sewer, gas, electric power, heating, ventilating and air conditioning ("HVAC") and other utilities and services supplied to the Premises together with any taxes thereon. Tenant shall provide and pay for its own janitorial services for the Premises and for any security services or systems desired by Tenant. The janitorial services which Tenant provides to the Premises shall be comparable to those provided by Landlord in the 1010 Joaquin building.

     10.2  No Security Services. Landlord shall not provide any security
           --------------------
services for the Premises, such security services, if desired by Tenant, being the sole and exclusive responsibility and cost of Tenant. Tenant hereby waives any and all claims by reason of Landlord not providing such security services.

     10.3  Interruptions. Notwithstanding the provisions of this Article 10,
           -------------
Landlord shall not be liable for, and Tenant shall not be entitled to, except as provided below, any abatement or reduction of Rent or other damages, remedies or relief of any nature whatsoever by reason of the unavailability of any of the foregoing utilities or services for the Premises regardless of whether such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or disputes of any character, governmental regulation or moratorium or other governmental action; provided, however, that if the interruption in utilities or services is caused by the negligence or willful misconduct of Landlord or any Landlord Party and such interruption unreasonably interferes with the conduct of Tenant's business in the Premises, then Tenant shall be entitled to equitable rent abatement to the extent the Premises are unusable by Tenant in the conduct of its normal business therein commencing on the second (2/nd/) business day of such interruption and continuing until such interruption is sufficiently remedied to permit Tenant to recommence its business operations in the Premises. Any such failure, stoppage or interruption of any such utilities or services shall not be construed either as an eviction of Tenant, or relieve Tenant from the obligation to perform any term, covenant or agreement of this Lease. Landlord and Tenant shall act jointly and in good faith and exercise their best efforts to have utility service repaired or restored immediately or as promptly as possible under the circumstances.

                                  ARTICLE 11

                             RULES AND REGULATIONS
                             ---------------------

          Tenant agrees to abide by and to cause all Tenant Parties to abide by all reasonable and nondiscriminatory Rules and Regulations for the Premises imposed by Landlord. Such Rules and Regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises.

                                  ARTICLE 12

                          TAXES ON TENANT'S PROPERTY
                          --------------------------

     12.1  Tenant's Property. Tenant shall be solely liable for and shall pay
           -----------------
prior to delinquency, any and all taxes, levies and assessments imposed upon any personal property, improvements, equipment, furnishings or trade fixtures placed by Tenant in or about the Premises (including, without limitation, the Remaining Furniture), as well as all taxes, levies and assessments imposed on Tenant's initial Tenant Improvements and on any subsequent alterations, additions or improvements installed by or on behalf of Tenant within or to the Premises. Wherever possible, Tenant shall cause all of its personal property, improvements, equipment, furnishings and trade fixtures and all of its alterations, improvements and additions to the Premises including, without limitation, Tenant's initial Tenant Improvements, to be assessed and billed separately from the real property tax bill for the Premises. If any such taxes, levies and assessments are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property, improvements, equipment, furnishings or trade fixtures of Tenant or upon Tenant's alterations, improvements or additions to the Premises, including Tenant's initial Tenant Improvements, Tenant shall upon demand pay as Additional Rent all such taxes, levies and assessments so levied against Landlord.

     12.2  License Fees and Business Taxes. Tenant shall pay, prior to
           -------------------------------
delinquency, all license fees and taxes which may be imposed upon the business of Tenant conducted on the Premises. Landlord shall not be responsible for the payment of any such license fees or taxes.

                                  ARTICLE 13

                          FIRE OR CASUALTY; ABATEMENT
                          ---------------------------

     13.1  Restoration. If, at any time prior to the last twelve (12) months of
           -----------
the Term, the Premises or any part thereof is damaged or destroyed by fire or other casualty required to be covered by the "All Risk" Insurance described in
Section 19.4.1 below, the damage and destruction thereto shall be repaired and the Premises restored by and at the expense of Landlord, but only up to the amount of available insurance proceeds under the "All Risk" Insurance described in Section 19.4.1 below (unless no proceeds are available because Landlord failed to maintain such "All-Risk" Insurance in accordance with this Lease) provided such repairs can, in Landlord's reasonable opinion, be made within two hundred seventy (270) days after the occurrence of such damage or destruction without the payment of overtime or other premiums, and the Lease shall continue in full force and effect. If such damage or destruction occurs during the last twelve (12) months of the Term, or is caused by a casualty not required to be covered by such "All Risk" Insurance, or if, in Landlord's reasonable opinion, such repairs and restoration cannot be so made within two hundred seventy (270) days after the occurrence of such damage or destruction, the Lease may be terminated by Landlord as provided in Section 13.3 below. Additionally, if such damage or destruction occurs during the last twelve (12) months of the Term or if, in Landlord's reasonable opinion, such repairs cannot be made within two hundred seventy (270) days after the occurrence of such damage or destruction, then the Lease may be terminated by Tenant as provided in Section 13.3 below.

     13.2  Rent Abatement. Until Landlord's required repairs and restoration
           --------------
pursuant to Section 13.1 above are completed, the Rent hereunder shall be abated in proportion to the part of the Premises which is unusable by Tenant for the conduct of its normal business or operations at the Premises. If the damage or destruction is due to the negligence or willful misconduct of Tenant or Tenant's employees, agents, contractors, subcontractors, invitees or licensees, there shall be no abatement of Rent regardless of the period during which the Premises is unusable. If this Lease is not terminated by Landlord or Tenant as provided in Section 13.3 below, Tenant shall be responsible for making all repairs to and/or replacement or restoration of its initial Tenant Improvements and its additions, improvements, alterations and trade fixtures made by or for Tenant to the Premises and all of its furniture, fixtures, equipment and personal property, including, without limitation, the Remaining Furniture.

     13.3  Special Elections. If repairs for damage and destruction covered by
           -----------------
Section 13.1 cannot, in Landlord's opinion, be made within two hundred seventy
(270) days after the occurrence of the damage or destruction, or if the damage or destruction is occasioned by an act for which Landlord is not required under this Lease to be insured, Landlord may, in its sole and absolute discretion, elect to make such repairs within a reasonable time and in such event, unless Tenant shall elect to terminate this Lease as provided below, this Lease shall continue in effect and the Rent shall be abated in the manner provided in
Section 13.2 above. In all events Landlord's election to make such repairs must be evidenced by written notice delivered to Tenant within sixty (60) days after the occurrence of the damage or destruction. If Landlord elects not to make such repairs and so notifies Tenant, then either party may, by ten (10) days' written notice to the other, cancel this Lease as of the date of the occurrence of such damage or destruction, which cancellation shall be effective only as to the entirety of the particular portion of the Premises that was damaged or destroyed (i.e., either the 1500 Plymouth building or the 1550 Plymouth building). In addition, and notwithstanding any desire or election by Landlord to make repairs or rebuild, Tenant, in its sole discretion, may elect to terminate this Lease (only as to the entirety of the particular Premises that was damaged or destroyed) by written notice to Landlord if (i) such damage or destruction occurs during the last twelve (12) months of the Term, or (ii) if in Landlord's reasonable opinion, such repairs cannot be completed within two hundred seventy (270) days after the occurrence of such damage or destruction or (iii) if Landlord fails to notify Tenant within sixty
(60) days following the date of such damage or destruction of Landlord's intent to repair and restore the Premises.

     13.4  No Claims. In no event shall Tenant be entitled to any claims,
           ---------
relief, remedies, compensation or damages for loss of use of the whole or any portion of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair, reconstruction or restoration, Tenant's sole remedy being the right to Rent abatement as provided for in Section 13.2 above. Tenant hereby waives any statutory rights of setoff and/or termination that it may have (including but not limited to those contained in California Civil Code Sections 1932, 1933(4) and 1942) which may arise by reason of any partial or total destruction of the Premises.

                                  ARTICLE 14

                                EMINENT DOMAIN
                                --------------

     14.1  Total Condemnation. If the whole of the Premises is acquired or
           ------------------
condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), the Term of the Lease shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted as of the date of such termination.

     14.2  Partial Condemnation. If any part (but not all) of the Premises is
           --------------------
Condemned and such partial Condemnation renders the balance of the Premises not reasonably usable for the normal business or operations of Tenant at the Premises, as reasonably determined by Landlord and Tenant, then this Lease shall terminate as of the date of title vesting in such proceeding (or such earlier date as the Premises are rendered not reasonably usable for the normal business of Tenant at the Premises) and Rent shall be adjusted to such date. If such Condemnation is not sufficiently extensive to render the balance of the Premises not reasonably usable for the normal business of Tenant as reasonably determined by Landlord and Tenant, then Landlord shall, to the extent of available Condemnation proceeds from the portion of the Premises Condemned, restore the Premises to a condition comparable to its condition immediately prior to such Condemnation less the portion thereof lost in such Condemnation, and this Lease shall continue in full force and effect and, as of the date of such title vesting, the Rent shall be equitably reduced as reasonably determined by Landlord. If any parking areas within the Premises are Condemned to such an extent that the Premises are not reasonably useable for the normal business of Tenant as reasonably determined by Landlord and Tenant, then Tenant may elect to terminate this Lease upon written notice to Landlord. Additionally, (i) if in the reasonable opinion of Landlord the remaining portion of the Premises not Condemned cannot reasonably or practicably be repaired or converted so as to permit substantially the same use for which the Premises was used immediately prior to the Condemnation, Landlord shall have the right to terminate this Lease by giving the Tenant at least sixty (60) days' written notice of such termination, and (ii) if the Condemnation has a material adverse effect upon the means of access to the Premises or twenty-five percent (25%) or more of the Premises will be taken through Condemnation, then Tenant shall have the right to terminate this Lease by giving Landlord at least sixty (60) days' notice thereof.

     14.3  Landlord's Award. Subject to Section 14.4 below, if the Premises are
           ----------------
wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such Condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority. No award for any partial or entire taking shall be apportioned, and subject to Section 14.4 below, Tenant hereby assigns to Landlord any award which may be made in such taking or Condemnation.

     14.4  Tenant's Award. Tenant shall have the right to claim and recover from
           --------------
the Condemning authority, but not from Landlord, solely such compensation as may be awarded or recoverable by Tenant in Tenant's own right for (a) the taking of the unamortized or undepreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at termination of this Lease and that Tenant elects not to remove, (b) reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to the remove and elects to remove (if the Condemning authority approves of the removal), (c) loss of goodwill, (d) relocation costs under Government Code Section 7262 (the claim for which Tenant may pursue by separate action independent of this Lease), and (e) any other amount in addition to the foregoing that does not in any manner or to any extent reduce the amount of the award payable to Landlord. Tenant shall have the right to negotiate directly with the Condemning authority for the foregoing compensation.

     14.5  Temporary Condemnation. If the whole or any part of the Premises
           ----------------------
shall be Condemned for any temporary public or quasi-public use or purpose, this Lease shall remain in effect and Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the Condemnation which is within the Term. If a temporary Condemnation remains in force at the expiration or earlier termination of the Term, Tenant shall pay to Landlord a sum equal to the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, including without limitation, repairs and maintenance, and upon such payment Tenant shall be excused from any such obligations. If a temporary Condemnation is for an established period which extends beyond the Term, the Lease shall terminate as of the date of occupancy by the Condemning authority, and the awards shall be as provided in Sections 14.3 and 14.4.

     14.6  Notice and Execution. Landlord shall, within five (5) business days
           --------------------
of service of process in connection with any Condemnation or potential Condemnation, give Tenant notice in writing thereof. Tenant shall promptly execute and deliver to Landlord all instruments that may be reasonably required to effectuate the provisions of this Article 14. Landlord may, without any obligation or liability to Tenant, stipulate with any condemning authority for a judgment of Condemnation without the necessity of a formal suit or judgment of Condemnation, but only so long as Tenant's right to receive compensation or damages in a separate proceeding for its trade fixtures, personal property and relocation expenses is not negated or diminished thereby by this Section. Tenant hereby waives any statutory rights of termination that it may have arising by reason of the condemnation, including those contained in Section 1265.130 of the California Code of Civil Procedure.

                                  ARTICLE 15

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     15.1  General Prohibition. Tenant shall not, either voluntarily,
           -------------------
involuntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, encumber, mortgage, dispose of or otherwise transfer this Lease (or any portion thereof), or any of Tenant's beneficial interest therein, or sublet the Premises or any part thereof, or permit the same to be occupied by anyone other than Tenant without the prior written consent of Landlord and any attempt to do so without such prior written consent shall be null and void and shall constitute an Event of Default hereunder. Subject to the provisions of this
Section 15.1 and Sections 15.2 and 15.3 below, Landlord agrees not to unreasonably withhold its consent to any proposed assignment or sublease of this Lease, provided that the proposed assignee or subtenant (i) is reasonably satisfactory to Landlord as to its creditworthiness, character and business reputation, (ii) will occupy the Premises solely for the uses permitted under this Lease and (iii) in the case of an assignment, assumes and agrees to be bound and directly responsible for all of Tenant's obligations hereunder. Landlord's consent to any such assignment or sublease shall in no event be construed as releasing Tenant from any or all of its duties, liabilities or obligations under this Lease, including, without limitation, the obligation to pay Rent and all other sums due under this Lease, nor as relieving Tenant from the requirement of obtaining Landlord's prior written consent to any further assignment or subletting. Notwithstanding any contrary provisions of this
Article 15 or any contrary provisions of Article 15 of the Joaquin Lease, (a) during the Term and any Extended Term(s), Tenant may sublease up to, but not more than, an aggregate of Twenty Thousand (20,000) rentable square feet of space within the Premises and/or the Joaquin Premises (which 20,000 rental square feet may, at Tenant's option, include up to, but not more than, Twelve Thousand (12,000) rentable square feet in the aggregate in the Joaquin Premises), upon prior written notice to Landlord but without Landlord's consent, to one (1) or more Tenant Subsidiaries (as defined in Section 1.17 above) and
(b) Tenant may assign this Lease or sublease all or a portion of the Premises, upon prior written notice to Landlord but without Landlord's consent, to a Tenant Affiliate (as defined in Section 1.16 above) (with the foregoing transactions being referred to in this Article 15 as "Internal Transaction.") Any assignment or sublease to a Tenant Affiliate or a Tenant Subsidiary in any Internal Transaction shall not release or relieve Tenant of any of its duties, liabilities or obligations under this Lease including, without limitation, the obligation to pay Rent and all other charges under this Lease and (x) with respect to an assignment, such Tenant Affiliate shall assume, in full, all of the obligations of Tenant under this Lease pursuant to assumption documentation reasonably acceptable to Landlord and (y) with respect to a sublease, such Tenant Affiliate or Tenant Subsidiary and the proposed sublease shall comply with all of the provisions of Section 15.7 set forth below.

     15.2  Lease Termination. If at any time during the Term or any Extended
           -----------------
Term(s) of the Lease, Tenant determines that it wishes to assign or sublease all or any portion of the Premises to any person or entity prior to marketing such space to a proposed assignee or subtenant, Tenant shall first deliver a written notice of the foregoing to Landlord. Landlord shall have the right, in Landlord's sole and absolute discretion, to be exercised within fifteen (15) business days following Landlord's receipt of Tenant's written notice, to either
(i) subject to the provisions of this Article 15, permit Tenant to proceed with its plans to assign this Lease or sublet the portion of the Premises which was the subject of Tenant's written notice or (ii) (A) in the case of a proposed assignment or sublease of more than sixty percent (60%) of the total rentable square footage of the Premises, terminate this Lease as to the entire Premises and release Tenant from its remaining obligations hereunder (other than Tenant's obligations hereunder which expressly survive the termination of the Lease), (B) in the case of a proposed assignment or sublease of less than sixty percent (60%) of the Premises but more than fifty percent (50%) of the total rentable square footage of either of the two (2) buildings comprising the Premises, terminate this Lease as to such building ("recaptured building"), release Tenant from its obligations under this Lease as to such recaptured building (other than Tenant's obligations under the Lease which expressly survive the termination of the Lease) and amend the Lease to reflect the reduction in the rentable square footage of the remaining Premises or (C) in the case of the proposed assignment or sublease of less than sixty percent (60%) of the Premises and less than fifty percent (50%) of either of the buildings comprising the Premises, terminate the Lease with respect to the portion of the Premises that Tenant wishes to sublease and amend the Lease to reflect the reduction in the rentable square footage of the remaining Premises; provided that the foregoing termination rights shall not apply to an Internal Transaction (as defined in Section 15.1 above) (but shall apply to the subleasing of any space in the Premises and the Joaquin Premises in excess of 20,000 rentable square feet in the aggregate to Tenant Subsidiaries); and provided further, that Tenant shall have the right, subject to Landlord's right (a) to reasonably consent to the proposed subtenant pursuant to Sections
15.1 above and 15.3 below, (b) to receive reimbursement of Landlord's costs pursuant to Section 15.6 below and (c) to approve the form of sublease agreement pursuant to Section 15.7 below, to enter into a sublease (and/or a succeeding replacement sublease of the same space) of up to, but not more than, an aggregate of Ten Thousand (10,000) rentable square feet of space within the Premises and/or the Joaquin Premises for a term not to exceed twenty-four (24) months without giving Landlord the right to terminate the Lease as to such subleased portion of the Premises. If Landlord elects not to recapture the Premises or portion thereof which was the subject of Tenant's written notice or fails to respond in writing to Tenant within such fifteen (15) business day period, then for a period of six (6) months thereafter, subject to the provisions of this Article 15, Tenant may proceed with its plans to attempt to assign or sublease the portion of the Premises which was the subject of Tenant's written notice.

     15.3  Assignment Information. Provided Tenant has first complied with the
           ----------------------
provisions of Section 15.2 above, if Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof (other than to a Tenant Affiliate), Tenant shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee (including a Tenant Subsidiary); (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises (including a Tenant Subsidiary); (iii) the terms and conditions of the proposed sublease or assignment (including complete and accurate copies of all proposed assignment or sublease documentation) including a sublease to a Tenant Subsidiary; (iv) such financial and business information as Landlord may reasonably request concerning the proposed subtenant or assignee (other than a Tenant Subsidiary) including information concerning the proposed subtenant's or assignee's use, handling, storage and disposal of Hazardous Materials; and (v) such other information as Landlord may reasonably request. If Tenant claims that any assignment or subleasing constitutes an Internal Transaction,

Tenant shall provide to Landlord all information required to substantiate such assignment or subleasing as a bona fide Internal Transaction. Landlord shall grant or withhold its consent to any proposed assignment or subletting within ten (10) business days from the date of receiving full and complete copies of all of the information, materials and documents set forth in this Section 15.3.

     15.4  Rent Increase. The Monthly Base Rent for the portion of the Premises
           -------------
assigned or sublet (the "Applicable Portion") shall be increased to the Monthly Base Rent for such Applicable Portion prior to such assignment or subletting plus one hundred percent (100%) of the amount by which any rental payment or other consideration of any nature whatsoever received by Tenant from the assignee or subtenant including any Tenant Affiliate or Tenant Subsidiary (whether received before or after the effective date of such approved assignment or subleasing) for such Applicable Portion exceeds the Monthly Base Rent paid by the Tenant to Landlord for such Applicable Portion; provided, however, Tenant may offset against the increase in Monthly Base Rent hereunder solely (a) Tenant's actual and reasonable third party brokerage fees and marketing costs incurred in such assignment or sublease transaction, (b) Tenant's actual and reasonable attorneys' fees incurred in such assignment or sublease transaction, and (c) and the costs of reasonable alterations to the Applicable Portion actually installed or paid for by Tenant in connection with the occupancy of the Applicable Portion by such assignee or subtenant (amortized over the useful life of such alternations with interest thereon at Eight Percent (8%) per annum). For purposes of this Section 15.4, the term "rental payment" shall mean all consideration paid or given, directly or indirectly, to Tenant for the use of the Premises or any portion thereof and the term "consideration" shall mean and include money, services, property or any other thing of value such as warrants, stock or securities, payment of costs, cancellation of indebtedness, discounts, rebates and the like and including, without limitation, key money and bonus money given to Tenant for the use of the Premises or any portion thereof, whether paid to Tenant before or after the effective date of the assignment or sublease. Notwithstanding the foregoing, under no circumstances shall Landlord be entitled to (a) any security deposits or other sums given to Tenant as security for the assignee's or subtenant's obligations or (b) any portion of any bona fide consideration paid for any assets of Tenant (other than Tenant's leasehold interest hereunder and separate and apart from any consideration paid for the assignment and subleasing) in connection with the sale or other transfer of such assets by Tenant. "Sublet" and "sublease" shall include a sublease as to which Tenant is sublessor and any sub-sublease or other subsubtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Landlord, as to which Tenant receives any consideration, as defined herein, and Tenant shall require on any sublease which it executes that Tenant receive the profit from all subsubtenancies, irrespective of the number of levels thereof. Any rental payment or other consideration which is to be passed through to Landlord by Tenant shall be paid to Landlord within five (5) days following receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant from a subtenant or assignee. Tenant acknowledges and agrees that the purpose of this Section 15.4 is to ensure that Landlord receives one hundred percent (100%) of any profit (after subtracting Tenant's costs and fees described in clauses (a) through (c) hereinabove) from any assignment or sublease of the Premises (including, without limitation, from Internal Transactions) that Tenant receives over Monthly Base Rent payable by Tenant hereunder.

     15.5  Stock Transfers. If Tenant is a corporation the stock of which is not
           ---------------
traded on the NYSE, AMEX or NASDAQ exchanges, or if Tenant is a partnership, limited liability company or unincorporated association, the sale, transfer, assignment, pledge or hypothecation, other than in connection with any IPO, of any stock, interest, membership rights or similar interest in such corporation, partnership, limited liability company or association (as the case may be) in the aggregate in excess of twenty-five percent (25%) of any class or type of stock of Tenant or interest in Tenant shall be deemed an assignment within the meaning of this Article 15 and the corporation, partnership, limited liability company or association as it exists after such sale, transfer, assignment, pledge or hypothecation shall be deemed to be a successor and assign of the Tenant.

     15.6  Costs. In the event that Tenant shall submit a written notice to
           -----
Landlord under Section 15.2 above or assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, Tenant shall pay Landlord's reasonable costs and expenses incurred in connection with each such transaction (including any Internal Transaction), including reasonable attorneys, architects, engineers or other consultants fees, within ten (10) business days following written demand therefor from Landlord accompanied by invoices reasonably substantiating such costs, whether Landlord terminates this Lease (or any portion thereof), consents to such assignment or subletting or withholds its consent thereto.

     15.7  Subletting Terms. The following terms and conditions shall apply to
           ----------------
any subletting by Tenant of all or any part of the Premises (including, without limitation, any subleasing to any Tenant Affiliate or Tenant Subsidiary) and shall be deemed included in all subleases whether or not expressly incorporated therein:

           15.7.1 Tenant assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply the same toward Tenant's obligations under this Lease; provided, however, that until a default (following the expiration of any applicable grace or cure periods without cure) shall occur in the performance of Tenant's obligations hereunder, Tenant may receive and collect the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord or by reason of the collection of rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default (following the expiration of any applicable cure grace period without cure) exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents and all other sums due and to become due under the sublease until such default has been cured by Tenant. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents or other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice, demand or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant or Landlord for any such rents or sums so paid by subtenant to Landlord.

           15.7.2 No such sublease of the Premises entered into by Tenant shall be effective unless and until it has been approved in writing by Landlord. An approved sublease shall not be changed, supplemented or modified, in any manner, without Landlord's reasonable prior written consent. Any subtenant shall, by virtue of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to perform and comply with each and every obligation herein to be performed by Tenant with respect to the subleased space other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Landlord has expressly consented in writing.

           15.7.3 In the event Tenant shall default (following the expiration of any applicable cure period without cure) in the performance of any of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any prior default of Tenant under such sublease.

                                  ARTICLE 16

                          ACCESS AND RESERVED RIGHTS
                          --------------------------

     16.1  Access Rights. Landlord and its agents, representatives and
           -------------
contractors shall at all reasonable times have the right, but not the obligation, to enter the Premises to (i) inspect the same; (ii) to show the Premises to prospective purchasers or tenants (as to prospective tenants, only during the last twelve (12) months of the Term or Extended Term); (iii) to post notices of nonresponsibility; and (iv) to alter, improve, maintain or repair the Premises or any other portion thereof, to test and/or monitor groundwater or investigate the environmental conditions of the Premises on an ongoing basis as determined by Landlord in its sole discretion and to install, maintain, repair, replace and relocate pipes, ducts, conduits, wires, meters and other equipment within the demising walls, floors, bearing columns, roofs and ceilings of the Premises, and in the course of such work to close entrances, doors, corridors, elevators or other Building facilities or temporarily abate their operation, all without being deemed an eviction or constructive eviction of Tenant and without abatement of Rent (other than as expressly provided below), and Landlord may for such purposes erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that Landlord, in connection with each and all of the foregoing, shall use all reasonable efforts to ensure that the business of Tenant shall be interfered with as little as is reasonably practicable. If the negligence or willful misconduct of Landlord or any Landlord Party in carrying out any action pursuant to this
Section 16.1 unreasonably interferes with the conduct of Tenant's business in the Premises, then Tenant shall be entitled to equitable rent abatement to the extent the Premises are unusable by Tenant in the conduct of its normal business therein commencing on the second (2/nd/) business day of such interference and continuing until such interference is sufficiently remedied to permit Tenant to recommence its normal business operations in the Premises. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business or loss of quiet enjoyment of the Premises caused by Landlord's entry on the Premises in accordance with this Section 16.2 (but not for injury or damage to persons or Tenant's property in the Premises caused by Landlord's negligence or willful misconduct). For each of the aforesaid purposes, Landlord shall at all times have and retain a key, pass code for security devices or other device and be provided with any required information with which to unlock all of the doors in, upon and about the Premises and gain access to the Premises, excluding Tenant's vaults, safes, files, security cabinets, and other areas designated as secure by Tenant, the location and/or installation of which have been previously approved by Landlord. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decoration except as otherwise expressly provided in this Lease. Notwithstanding anything to the contrary in this Section 16.1 or elsewhere in this Lease, Landlord and Landlord's agents, representatives and contractors, except in the case of emergency (where no notice is required), shall provide Tenant with at least one business day notice prior to each entry of the Premises (except, however, in the case where Landlord's proposed entry is for the purpose of performing non-emergency work in the Premises, Landlord shall provide Tenant with at least two (2) business days prior written notice). If the purpose of such access is to perform any work in the Premises, said notice from Landlord shall include a description of the proposed work, the location of the proposed work the approximate duration of the proposed work, and the names of the persons to perform the proposed work. Any such entry by Landlord or Landlord's agents, representatives and contractors, shall comply with all reasonable security measures of Tenant (including, without limitation, written sign-in, badging, and accompaniment by a representative of Tenant) and shall not impair Tenant's operations more than reasonably necessary.

     16.2  Reserved Rights. Landlord further reserves the right from time to
           ---------------
time to change the boundary lines of the lot on which the Premises stands, to record parcel maps and subdivision maps, and to make other reasonable changes and to grant other reasonable rights to the exterior portions of the Premises, including, without limitation, the granting of easements, servitudes, rights of way and rights of ingress and egress and similar rights to users of adjacent parcels, utility companies, governmental agencies or other tenants, provided the same do not interfere with the use, occupancy or quiet enjoyment of the Premises by Tenant or diminish any of Tenant's rights or increase its obligations under this Lease. Without limiting the scope of or the generality of foregoing restrictions on Landlord's rights under this Section 16.2, under no circumstances may Landlord grant rights which would reduce the parking available to Tenant hereunder.

                                  ARTICLE 17

                         SUBORDINATION AND ATTORNMENT
                         ----------------------------

     17.1  Subordination. This Lease is junior, subject and subordinate to all
           -------------
existing mortgages, deeds of trust, security assignments, covenants, conditions and requirements and other security instruments of any kind now encumbering the Premises or any portion thereof including any renewals, amendments, modifications, replacements or extensions of the same. Landlord reserves the right to place new liens and other new encumbrances on the Premises or any part thereof or interest therein superior in lien and effect to this Lease subject to Tenant's receipt of commercially reasonable non-disturbance protection in a form similar to that attached to this Lease as Exhibit E with such changes as may be
                                          ---------
reasonably requested by Landlord's
lender or the other party to the agreement (the "Nondisturbance Agreement"). Provided Tenant concurrently or earlier receives an executed Nondisturbance Agreement from the lienholder or encumbrance, Tenant agrees to execute, acknowledge and deliver within ten (10) business days following written demand from Landlord such further instruments evidencing the subordination of this Lease to any new liens or encumbrances as may be reasonably requested by Landlord. Notwithstanding such subordination, Tenant's right to peaceful and quiet possession of the Premises shall not be disturbed by the foreclosure or termination of future liens or encumbrances so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating to termination contained herein. In the event of the foreclosure or termination of any such lien or encumbrance, or the transfer of title to the Premises, Tenant shall attorn to the then owner who owns or acquires title to the Premises and shall recognize such owner as Landlord under this Lease. Tenant agrees to execute and deliver within ten (10) business days following written demand from such owner any instruments reasonably required to evidence this attornment.

     17.2 Estoppel Certificates. Tenant shall at any time and from time to time
          ---------------------
upon not less than ten (10) business days' prior written notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications), the dates to which the Monthly Base Rent and other charges have been paid in advance, if any, and the amount of the undrawn portion of the Letter of Credit, and stating whether or not to the actual knowledge of Tenant, Landlord or Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have actual knowledge, and stating such other matters of which Tenant may have actual knowledge concerning the status of this Lease as Landlord may reasonably request. Tenant acknowledges that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the Premises or any mortgagee, ground lessor or other like encumbrance thereof or any assignee of any such encumbrance upon the Premises. Tenant's failure to deliver such statement within such time shall constitute a default by Tenant under this Lease and additionally shall be binding and conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance or rights of offset against Tenant's obligations hereunder, and (iii) that not more than one month's rent has been paid in advance.

                                  ARTICLE 18

                     TRANSFER OF PREMISES; QUIET ENJOYMENT
                     -------------------------------------

          Any sale, transfer, conveyance or other disposition by Landlord of Landlord's fee interest in the Premises shall operate to release Landlord from any and all liabilities, obligations and duties under this Lease accruing from and after the date fee title to the Premises is conveyed of record to the transferee. Subject to the provisions of Article 17 hereof, Tenant's right to peaceful and quiet possession of the Premises shall not be disturbed so long as Tenant shall pay all Rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions contained herein allowing for such termination.

                                  ARTICLE 19

            NONLIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE
            -------------------------------------------------------

     19.1  Indemnification. Except for Losses (defined below) caused by the
           ---------------
willful misconduct of, violation of law by, breach of this Lease or any provision hereof by, or the negligence of Landlord or its agents, employees, contractors, licensees or invitees, Tenant agrees to indemnify, defend and hold harmless Landlord and its directors, officers, employees, agents, partners, trustees, parents, subsidiaries, shareholders, affiliates, lenders, successors and assigns from and against any and all claims, damages, liabilities, losses, fines, penalties, actions or causes of action, judgments, costs and expenses, including attorneys' fees, investigation costs and costs of court (if any) (collectively, "Losses"), whether foreseeable or unforeseeable, directly or indirectly arising out of or relating to, in whole or in part, Tenant's or Tenant Parties use of the Premises or the conduct of Tenant's business at the Premises or from any activity, work, or thing done, permitted or suffered by Tenant or Tenant Parties in or about the Premises, and shall further indemnify, defend and hold harmless such parties from and against any and all such claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from the negligence of Tenant or the Tenant Parties during the Term or any Extended Term, and from and against all costs, attorneys' fees, expenses, damages, judgments, actions and liabilities incurred in or concerning any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall immediately defend Landlord at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The indemnity obligations of Tenant shall not be limited by available insurance proceeds. Tenant's indemnification and defense obligations set forth in this Section 19.1 shall survive the expiration or earlier termination of the Lease.

     19.2  Waiver of Claims. Tenant, as a material part of the consideration to
           ----------------
Landlord, hereby assumes all risk of damage to property or injury to persons, including Tenant Parties in, upon or about the Premises from any cause whatsoever, excepting Landlord's or its agents', employees', contractors', licensees' or invitees' willful misconduct, violation of law, breach of this Lease or any provision hereof, or negligence, and Tenant hereby waives all known claims in respect thereof against Landlord. Tenant's obligations set forth in this Section 19.2 shall survive the expiration or earlier termination of the Lease.

     19.3  Insurance Obligation. Tenant hereby agrees to obtain, maintain and
           --------------------
keep in full force and effect at all times during the Term and any Extended Term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, and, if required by Landlord, Landlord's lenders, policies of insurance issued by a responsible carrier or carriers qualified to do business in the State of California and maintaining a rating of at least "A VII" or better in Best's Insurance Guide and in a form reasonably acceptable to Landlord which afford the following:

          19.3.1 Worker's Compensation Insurance in compliance with California law and Employer's Liability Insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence and aggregate. Tenant on behalf of itself and all persons and parties claiming under or through Tenant, including, without limitation, Tenant's insurance carriers, waive all rights of subrogation which Tenant may have against Landlord under applicable worker's compensation statutes.

          19.3.2 Commercial General Liability Insurance protecting Landlord and Tenant against claims for death, bodily injury, personal injury and property damage based upon, relating to or arising out of Tenant's and Tenant Parties' leasing, use, occupancy, repair and maintenance of the Premises and all areas appurtenant thereto or from the conduct of Tenant's business or profession or anything done, permitted or suffered by Tenant in or about the Premises and all areas appurtenant thereto. Such Commercial General Liability Insurance shall be written on an occurrence basis and shall provide for a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence per location and shall include, without limitation, Blanket Contractual Liability, Broad Form Property Damage, Fire Legal Liability, Personal Injury, Completed Operations/Products Liability (if applicable), Owned and Non-Owned Automobile Coverage, (included or in a separate policy, with limits of not less than Two Million Dollars ($2,000,000) per occurrence and aggregate), Protective and/or Contingent Liability Insurance, Additional Insured-Managers or Landlords of Premises Endorsement and an Amendment of the Pollution Exclusion for damage caused by heat, smoke or fumes or from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons and organizations. The policy shall specifically include coverage for liability assumed under this Lease as an "insured contract" and shall insure all of Tenant's indemnity obligations under this Lease including, without limitation, Tenant's indemnity obligations under Section 19.1 above. The limits of insurance carded by Tenant as set forth above shall not, however, limit the liability of Tenant under this Lease or relieve Tenant of any liability under this Lease.

          19.3.3 "All Risk" Insurance, including Fire and Extended Coverage, Vandalism and Malicious Mischief and Sprinkler Leakage insurance in an amount equal to the full replacement cost of all of Tenant's initial Tenant Improvements constructed by or for Tenant pursuant to the Work Letter, all improvements, additions, alterations and trade fixtures installed within the Premises by Tenant and all of Tenant's fixtures, furnishings, equipment and personal property, including, without limitation, all Remaining Furniture, with a commercially reasonable deductible. The proceeds of the foregoing insurance shall be used by Tenant solely for the replacement of Tenant's initial Tenant Improvements and its additions, alterations and trade fixtures installed within the Premises, and Tenant's fixtures, furnishings, equipment and personal property, including, without limitation, all Remaining Furniture.

     19.4 Landlord's Insurance Obligations. Subject to Tenant's compliance with
          --------------------------------
Tenant's payment obligations under Article 5 of the Lease with respect to Landlord's Insurance Premiums, Landlord hereby agrees to obtain, maintain and keep in full force and effect at all times during the term and any Extended Term, for the protection of Landlord and, if required by Landlord, Landlord's lenders, policies of insurance issued by a responsible carrier or carriers qualified to do business in the State of California and maintaining a rating of at least "A VII" or better in Best's Insurance Guide which afford the following coverages:

          19.4.1 "All Risk" Insurance with commercially reasonable deductibles including, without limitation, Fire and Extended Coverage, a Change in Condition Endorsement with limits adequate to rebuild the Premises in compliance with then applicable laws, codes and ordinances, Vandalism and Malicious Mischief, Sprinkler Leakage insurance, and in Landlord's sole discretion, Flood Insurance and/or Earthquake Insurance, in the name of and for the benefit of Landlord, and with all proceeds payable to Landlord (and/or any of Landlord's lenders as Landlord may direct) in an amount equal to the full replacement cost of the Premises (as the same may be increased from time to time) including, without limitation, loss or damage to the Premises, but excluding coverage for Tenant's initial Tenant Improvements constructed by or for Tenant pursuant to the Work Letter and excluding coverage for any improvements, alterations, additions, trade fixtures, equipment, furnishings, fixtures and personal property (including the Remaining Furniture) installed within the Premises by or for Tenant. Tenant shall be liable for the payment of any deductible amount in the event of any loss covered by the insurance required under this Section 19.4.1.

          19.4.2 Commercial General Liability Insurance protecting Landlord against claims for death, bodily injury, personal injury and property damage based upon, relating to or arising out of Landlord's leasing of the Premises and all areas appurtenant thereto or anything done, permitted or suffered by Landlord in or about the Premises and all areas appurtenant thereto. Such Comprehensive General Liability Insurance shall be written on an occurrence basis and shall provide for a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence per location and shall include, without limitation, Blanket Contractual Liability, Broad Form Property Damage, Fire Legal Liability, Personal Injury, Completed Operations/Products Liability, if applicable, Owned and Non-Owned Automobile Coverage (included or in a separate policy, with limits of not less than Two Million Dollars ($2,000,000) per occurrence and aggregate), Protective and/or Contingent Liability Insurance, Additional Insured-Managers or Landlords of Premises Endorsement and an Amendment of the Pollution Exclusion for damage caused by heat, smoke or fumes or from a hostile fire. Tenant shall be named as an additional insured on Landlord's Commercial General Liability Insurance Policy.

          19.4.3 Business or Rental Interruption Insurance in the name of and for the benefit of Landlord and with all proceeds payable to Landlord (and/or any of Landlord's lenders as Landlord may direct), insuring the loss of the Rent and other charges payable by Tenant to Landlord under this Lease (including all Monthly Base Rent, Property Taxes, Insurance Premiums, and any scheduled rental increases for a period not to exceed twelve (12) months). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent, Property Taxes, Insurance Premiums and other expenses, if any, otherwise payable by Tenant. Tenant shall be liable for any deductible amount in the event of any loss covered by the insurance required under this Section 19.4.3.

Any insurance required to be carried by Landlord under Sections 19.4.1, 19.4.2 or 19.4.3 above may be carried by Landlord under a blanket insurance policy covering the Premises and any of Landlord's other locations.

     19.5  Policy Terms. All liability insurance required of Tenant under this
           ------------
Article (except Worker's Compensation) shall be primary coverage and shall not be contributing with any other liability insurance maintained by Landlord.

     19.6  Insurance Certificates. Tenant shall deliver to Landlord at least ten
           ----------------------
(10) business days prior to the time any insurance coverage is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of such policy, certificates of insurance evidencing the required coverages with limits not less than those specified in Section 19.3 above. The certificate evidencing the insurance required pursuant to Section 19.3.2 above shall name Landlord and each of Landlord's lenders (if any), as additional insureds, and the certificate evidencing the insurance required pursuant to
Section 19.4.2 above shall name Tenant as additional insured. The certificates to be delivered by Tenant shall expressly provide that not less than thirty (30) days' prior written notice shall be given to Landlord in the event of cancellation or non-renewal of the coverages evidenced by such certificates. Upon written request of Landlord, Tenant shall deliver full and accurate copies of all insurance policies required of it by this Lease.

     19.7  Disclaimer. Landlord makes no representation that the limits or form
           ----------
of insurance coverage specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this
Article 19.

                                  ARTICLE 20

                             WAIVER OF SUBROGATION
                             ---------------------

           Notwithstanding anything to the contrary in this Lease, Tenant and Landlord each hereby, on behalf of itself and all persons and parties claiming under or through it, including without limitation its insurance carrier(s), waive any right of recovery or claim against the other for any damage to or destruction of any property located in or about the Premises which results from or arises out of any casualty or event insured or required to be insured hereunder by any casualty and/or property insurance policy carried by such waiving party, regardless of the cause or origin of such casualty or event, including without limitation, the negligence of Tenant or Landlord. Any policy or policies of fire, extended coverage or similar casualty insurance or of liability insurance that either party obtains in connection with the Premises or Tenant's personal property therein shall include a clause or endorsement denying the insurer and waiving any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss.

                                  ARTICLE 21

                                ATTORNEYS' FEES
                                ---------------

           In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party (by way of settlement or final judgment) shall be entitled to recover reasonable attorneys' fees and costs incurred in such action and such amount shall be included in any judgment rendered in such proceeding. The provisions contained in this Article 21 shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE 22

                                    WAIVER
                                    ------

          No waiver by either party hereto of any provision of this Lease or of any breach by the other party hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by the other party of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance or a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

                                  ARTICLE 23

                                    NOTICES
                                    -------

          Any notice, consent, approval, request for consent or approval of or communication to Landlord or Tenant required or permitted to be given under this Lease shall be effectively given only if in writing and (i) mailed by United States Registered or Certified Mail, postage prepaid, return receipt requested, or (ii) sent by a nationally recognized courier service (e.g., Federal Express) for next day business delivery, or (iii) personally delivered or served against receipted copy, or (iv) transmitted via facsimile, in each case addressed to the recipients at their addresses (or fax numbers in the case of facsimile transmissions) set forth in Items 3 and 5 of the Basic Lease Provisions. Either party shall have the right to change the address to which notices shall thereafter be sent by giving notice to the other party as aforesaid. Notices given in the aforesaid manner shall be deemed delivered on the date of scheduled delivery, if sent by courier service, or three (3) days after sending, if sent by mail, or upon personal delivery or service, if personally delivered or served, or upon the date of successful facsimile transmission, if sent via facsimile.

                                  ARTICLE 24

                                  BANKRUPTCY
                                  ----------

          In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

                                  ARTICLE 25

                             DEFAULT AND REMEDIES
                             --------------------

     25.1 Events of Default. The occurrence of any of the following shall
          -----------------
constitute a material default and breach of this Lease by Tenant (each, an "Event of Default"):

          25.1.1  Nonpayment of Rent. Any failure by Tenant to pay Rent or
                  ------------------
Additional Rent or to make any other payment required to be made by Tenant hereunder on the due date, where such failure continues for three (3) business days after written notice from Landlord to Tenant demanding such payment;

          25.1.2  Abandonment. Abandonment of the Premises by Tenant;
                  -----------

          25.1.3  Breach of Other Covenants. Any failure by Tenant to observe
                  -------------------------
and perform any obligation, covenant or provision of this Lease to be observed or performed by Tenant other than those matters specified in Sections 25.1.1 and
25.1.2 above and 25.1.8, 25.1.9, 25.1.10 or 25.1.11 below, where such failure continues for thirty (30) days after written notice by Landlord to Tenant. If the nature of such default is such that it cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

          25.1.4  False Statement. Any warranty or representation made by Tenant
                  ---------------
in this Lease proves to be false or misleading in any material respect when made, including any Financial Statements;

          25.1.5  Insolvency. Tenant or any Guarantor becomes insolvent, as
                  ----------
defined in the Federal Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, permits or suffers a judgment, attachment, execution or judicial seizure to exist against it which materially adversely affects Tenant's ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal) that is not discharged or dismissed within thirty (30) days, makes an assignment for the benefit of creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, proposed any such moratorium, extension or composition, or commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors;

          25.1.6  Involuntary Bankruptcy. Tenant fails to obtain the dismissal,
                  ----------------------
within sixty (60) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against Tenant by one or more third parties or any partner of Tenant, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts;

          25.1.7  Receivership. Any receiver, trustee or custodian is appointed
                  ------------
to take possession of all or any substantial portion of the assets of Tenant, or of Tenant's interest in this Lease;

          25.1.8  Liens. Tenant fails to cause the release, within twenty (20)
                  -----
days after filing, of any lien arising out of any work performed, materials furnished, or obligations incurred by or for Tenant, which has been filed against the Premises;

          25.1.9  Assignment. Tenant attempts a transfer, conveyance, mortgage,
                  ----------
encumbrance, pledge, disposition, assignment, sublease or other act in contravention of Article 15 hereof and fails to cure the same within two (2) business days of receipt of written notice from Landlord;

          25.1.10 Insurance. Tenant fails to maintain in full force and effect
                  ---------
the insurance coverages required to be maintained by Tenant under this Lease following written notice thereof from Landlord to Tenant and Tenant's failure to cure the same within five (5) business days of receipt of such notice; or

          25.1.11 Default Under Joaquin Lease. The occurrence of an "Event of
                  ---------------------------
Default" (as defined in the Joaquin Lease) under the Joaquin Lease shall constitute an immediate and noncurable Event of Default under this Lease.

     25.2 Remedies of Landlord. In the event of any such Event of Default by
          --------------------
Tenant, Landlord may at any time thereafter, at Landlord's option and without limiting the exercise of any other right or remedy which Landlord may have in law or equity by reason of such default or breach, with or without notice or demand, do any of the following:

          25.2.1  Regain Possession. Re-enter the Premises and take possession
                  -----------------
of the same and of all equipment, fixtures and personal property of Tenant therein, expel or remove Tenant and all other parties occupying the Premises, using such force as may be reasonably necessary to do so, without being liable to any prosecution for such re-entry or for the use of such force, and without terminating this Lease, and at any time (and from time to time) relet the Premises or any part thereof for the account of Tenant for such term and upon such conditions and at such rental as Landlord may deem proper in its sole discretion. In such event Landlord may receive and collect the rent from such reletting and apply it first against any and all expenses and costs incurred by Landlord hereunder as a result of Landlord having to retake and relet the Premises (including, without limitation, such expenses as Landlord may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering, repairing or redecorating the same for reletting and all other reasonable expenses, commissions and charges, including attorneys' fees, which Landlord may have paid or incurred in connection with such repossession and reletting) and then the balance, if any, shall be applied against any Rent then due from Tenant to Landlord. Landlord may execute any lease made pursuant hereto in Landlord's name and the tenant thereunder shall be under no obligation to see to the application by Landlord of any rent collected by Landlord, nor shall Tenant have any right to collect any rent thereunder. Whether or not the Premises are relet, Tenant shall pay Landlord all amounts required to be paid by Tenant up to the date of Landlord's re-entry and thereafter Tenant shall pay Landlord, until the end of the Term, the amount of all rent and other charges required to be paid by Tenant hereunder, less the proceeds of such reletting during the Term, if any, after payment of Landlord's expenses as provided above. Such payments by Tenant shall be due at such times as are provided in this Lease, and Landlord need not wait until the termination of this Lease to recover them by legal action or otherwise. Landlord shall not by any re-entry or other act be deemed to have terminated this Lease or the liability of Tenant for the total Rent due hereunder unless Landlord shall give Tenant written notice of Landlord's election to terminate this Lease.

          25.2.2  Termination. Give written notice to Tenant of Landlord's
                  -----------
election to terminate this Lease at any time after an Event of Default, re-enter the Premises and take possession of the same and of all equipment, fixtures and personal property therein, and expel or remove Tenant and all other parties occupying the Premises, using such force as may be reasonably necessary to do so, without being liable to any prosecution for such re-entry or for the use of such force. In such event Landlord shall thereupon be entitled to recover from Tenant as damages, all of the following:

                  i. The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  ii. The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus

                  iii. The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                  iv. Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to any costs or expenses incurred by Landlord in retaking possession of the Premises, including reasonable attorneys' fees; maintaining or preserving the Premises after such Event of Default; preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting; leasing commissions; or any other costs necessary or appropriate to relet the Premises; plus

                  v. At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

                  vi. As used in subsections (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate set forth in
Article 34 below. As used in subsection (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          25.2.3  Tenant's Property. Landlord may at its option permit all of
                  -----------------
Tenant's fixtures, furniture, equipment, improvements, additions, alterations, and other personal property to remain on the Premises and in that event, and continuing during the length of said Event of

Default, Landlord shall have the right to take exclusive possession of the same and to use the same, free of charge, until all Events of Default are cured or, at its option, at any time during the Term, to require Tenant to forthwith remove the same. In the alternative, in the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in a public warehouse at the expense and risk of the owner or owners thereof and dispose of the same in accordance with the provisions of California Civil Code Section 1980 et seq. or any successor statutes thereto.

          25.2.4  Cure of Default. In addition to the foregoing remedies,
                  ---------------
Landlord shall, so long as this Lease is not terminated, have the right to remedy any Event of Default, to maintain or improve the Premises without terminating this Lease, to incur reasonable expenses on behalf of Tenant in seeking a subtenant, or to cause a receiver to be appointed to administer the Premises and any new or existing subleases, and Tenant shall pay to Landlord as Additional Rent hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum lawful rate.

          25.2.5  Cumulative Remedies. No remedy or election hereunder shall be
                  -------------------
deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     25.3 Default by Landlord. Landlord shall not be deemed to be in default or
          -------------------
breach in the performance of any obligation required to be performed by Landlord under this Lease unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying that Landlord has failed to perform such obligation; provided, however that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default or breach if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. Tenant shall have no right to terminate this Lease, except where Landlord fails to cure a material breach within the time periods set forth in the immediately preceding sentence. No default or breach on the part of Landlord that would entitle Tenant under the terms of this Lease or by law to terminate this Lease shall result in a termination of this Lease unless (i) Tenant has given written notice of such default or breach by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished to Tenant and (ii) Tenant offers such beneficiary or mortgagee the same opportunity to cure the default or breach as is available to Landlord under the express terms of this Lease. It is expressly understood and agreed that any money judgment against Landlord resulting from any default or other claim arising under this Lease or related thereto shall be satisfied only out of Landlord's equity interest in the Premises, and no other real, personal or mixed property of Landlord, wherever situated, shall be subject to levy on any such judgment obtained against Landlord and if such equity interest in the Premises is insufficient for the payment of such judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for the amount of such deficiency. Tenant hereby waives, to the extent waivable under law, any right to satisfy said money judgment against Landlord except from Landlord's equity interest in the Premises.

                                  ARTICLE 26

                                   HOLD OVER
                                   ---------

          If Tenant holds over after the expiration or earlier termination of the Term or any Extended Term of this Lease without the express prior written consent of Landlord, Tenant shall become a tenant of sufferance only at a rental rate equal to one hundred fifty percent (150%) of the Monthly Base Rent in effect just prior to expiration or termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of any Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal of the Lease or any lease. The foregoing provisions of this Article 26 are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by law or equity.

                                  ARTICLE 27

                             CONDITION OF PREMISES
                             ---------------------

          Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, Landlord's prior use of the Premises, the presence of any Hazardous Materials in the Premises, the adequacy or inadequacy of parking for Tenant's intended office use of the Premises, the compliance of the Premises with any applicable statutes, laws, ordinances or regulations (including, without limitation, any Environmental Laws), or with respect to the suitability of any part of the Premises for the conduct of Tenant's business.

                                  ARTICLE 28

                               QUIET POSSESSION
                               ----------------

          Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have peaceful and quiet possession of the Premises for the entire Term and any Extended Term(s) hereof, subject to all of the terms and conditions of this Lease.

                                  ARTICLE 29

                          DAMAGE TO TENANT'S PROPERTY
                          ---------------------------

          Landlord and its agents shall not be liable for any damage to Tenant's property entrusted to employees of Landlord or its agents, nor for loss or damage to any property by theft or otherwise. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments.

                                  ARTICLE 30

                               CONFLICT OF LAWS
                               ----------------

          This Lease shall be governed by and construed pursuant to the laws of the State of California.

                                  ARTICLE 31

                            SUCCESSORS AND ASSIGNS
                            ----------------------

          Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Any options or rights given to the Tenant in this Lease to extend or renew this Lease shall be personal to the original Tenant named herein and to any Tenant Affiliate to whom this Lease may be assigned and may not be transferred to any other successor or assign (including, without limitation, any Tenant Subsidiary) without the prior written consent of Landlord.

                                  ARTICLE 32

                                    BROKERS
                                    -------

          Tenant warrants that it has had no dealings with any real estate broker, leasing agent or finder in connection with this Lease, excepting only the brokers named in Items 14 and 15 of the Basic Lease Provisions and that it knows of no other real estate broker, leasing agent or finder other than the brokers named in Items 14 and 15 of the Basic Lease Provisions who is entitled to a commission in connection with this Lease. Tenant agrees to pay and to indemnify and hold Landlord harmless from, any cost, expense or liability for any compensation, commission or charges claimed by any other realtors, brokers, agents or finders claiming by, through or on behalf of Tenant with respect to this Lease and/or the negotiation thereof. Landlord warrants that it has had no dealings with any real estate broker, leasing agent or finder in connection with this Lease, excepting only the brokers named in Items 14 and 15 of the Basic Lease Provisions and that it knows of no other real estate broker, leasing agent or finder other than the brokers named in Items 14 and 15 of the Basic Lease Provisions who is entitled to a commission in connection with this Lease. Landlord agrees to pay and to indemnify and hold Tenant harmless from, any cost, expense or liability for any compensation, commission or charges claimed by any other realtors, brokers, agents or finders claiming by, through or on behalf of Landlord with respect to this Lease and/or the negotiation thereof. Landlord covenants and agrees to pay in accordance with its agreement with the broker named in Item 14, all real estate commissions due in connection with this Lease to such broker.

                                  ARTICLE 33

                             NEGOTIATED AGREEMENT
                             --------------------

          Tenant and Landlord have been represented by independent counsel in entering into this Lease. Each of the parties affirms to the other that it has consulted and discussed the provisions of this Lease with its counsel and fully understands the legal effect of each provision. The drafting and negotiation of this Lease has been participated in by each of the parties. For all purposes, this Lease shall be deemed to have been drafted jointly by each of the parties and shall not be construed against any party due to authorship.

                                  ARTICLE 34

                 INTEREST ON TENANTS OBLIGATIONS; LATE CHARGE
                 --------------------------------------------

     34.1 Interest. Any amount due from Tenant to Landlord which is not paid
          --------
within three (3) business days of its due date shall bear interest at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law from the date such payment is due (after the expiration of any applicable cure period hereunder, if any) until paid, but the payment of such interest shall not excuse or cure any default or breach by Tenant.

     34.2 Late Charges. Tenant recognizes that late payment of any Rent or any
          ------------
portion thereof will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Rent or any portion thereof, remains unpaid ten (10) business days after said amount is due and written notice from Landlord demanding payment, the amount of such unpaid Rent shall be increased by a late charge to be paid Landlord by Tenant equal to five percent (5%) of the amount of the delinquent Rent or other payment. The amount of the late charge to be paid Landlord by Tenant on any unpaid Rent or other unpaid amount shall be due immediately after the date on which the late charge was initially imposed. Tenant agrees that such late charge is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payments by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Section in no way relieve Tenant of the obligation to pay Rent or other amounts on or before the date on which they are due, nor do the terms of this
Section in any way affect Landlord or its obligations under this Lease or obligate Landlord to accept less than the full Rent amount due at any time.

                                  ARTICLE 35

                                     TIME
                                     ----

          Time is of the essence of this Lease and the performance of any and all of its provisions.

                                  ARTICLE 36

                      DEFINED TERMS AND MARGINAL HEADINGS
                      -----------------------------------

          The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant the obligations of such persons are joint and several. The captions or marginal headings to the Articles and Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                                  ARTICLE 37

                               PRIOR AGREEMENTS
                               ----------------

          This Lease and its Exhibits contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding, representation, correspondence (including, without limitation, that certain letter of intent between the parties dated June 14, 1999 and that certain Office Lease dated July 30, 1999 covering both the Premises and the Joaquin Premises, which Office Lease the parties acknowledge and agree shall be null and void and of no further force or effect upon the execution and delivery of this Lease and the Joaquin Lease by the parties hereto), or communication pertaining to any such matter or the Premises shall be effective for any purpose. No provision of this Lease may be amended, supplemented or modified except by an agreement in writing signed by the parties hereto or their respective successors in interest. If any provision of this Lease shall be held invalid, void or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                  ARTICLE 38

                             AUTHORITY OF PARTIES
                             --------------------

          Tenant does hereby covenant, represent and warrant that (i) Tenant is a duly authorized and existing corporation; (ii) Tenant is qualified to do business in the State of California and is in good standing in the jurisdiction of its formation; (iii) Tenant has full right and authority to enter into this Lease; (iv) each person signing on behalf of the corporation was authorized to do so; and (v) the Lease is valid and legally binding on Tenant. Landlord does hereby covenant, represent and warrant that (i) Landlord is duly authorized and existing corporation; (ii) Landlord is qualified to do business in the State of California and is in good standing in the jurisdiction of its formation; (iii) Landlord has full right and authority to enter into this Lease; (iv) each person signing on behalf of the corporation was authorized to do so; and (v) the Lease is valid and legally binding on Landlord.

                                  ARTICLE 39

                        NO LIGHT, AIR OR VIEW EASEMENT
                        ------------------------------

          Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Premises shall in no way affect this Lease, impose any liability on Landlord, or permit Tenant to reduce, setoff or abate rent or seek any other remedies or relief.

                                  ARTICLE 40

                             EXAMINATION OF LEASE
                             --------------------

          Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise legally binding until execution by and delivery to both Landlord and Tenant.

                                  ARTICLE 41

                                 FORCE MAJEURE
                                 -------------

          Any covenants, conditions, provisions or agreements on the part of one party to perform any act or thing for the benefit of the other shall not be deemed breached if such party is unable to furnish or perform the same by virtue of a strike, lock out, fire, earthquake, explosion, riot, material or supply shortages, Acts of God, laws, roles, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority, labor dispute or any other cause whatsoever beyond such party's reasonable control; provided, however, that nothing in this Article 41 shall be deemed to relieve either party from paying the other any sums owed to the other party under this Lease (including, in the case of Tenant, any Rent) when such sums are due. Unless expressly provided in this Lease, Tenant's Rent shall not be abated by reason of such inability on the part of Landlord.

                                  ARTICLE 42

                                   RECORDING
                                   ---------

          Tenant shall not record this Lease nor any form of memorandum hereof without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord's sole and absolute discretion. Any recording of this Lease or any memorandum hereof without the prior written consent of Landlord shall constitute a default by Tenant under this Lease. Landlord, in its sole and absolute discretion, may record this Lease or a memorandum hereof.

                                  ARTICLE 43

                          INCORPORATION BY REFERENCE
                          --------------------------

          The Basic Lease Provisions, Addenda (if any) and Exhibits attached hereto all constitute parts of this Lease and any reference thereto incorporates such matters in this Lease as if the same were fully set forth herein.

                                  ARTICLE 44

                         DEFINITION OF ADDITIONAL RENT
                         -----------------------------

          The Monthly Base Rent, Property Taxes, insurance premiums, maintenance and repair costs incurred by Landlord under Article 6 above, and all other amounts required to be paid by Tenant hereunder ("Additional Rent") including, without limitation, interest, late charges, advance rent and reimbursements, are sometimes collectively referred to in this Lease as, and shall constitute "Rent" or "rent". Demand for payment of Rent shall not constitute a forbearance and shall not compromise Landlord's right to deem Tenant's failure to pay such Rent in a timely manner as a default or limit any other rights given to Landlord under this Lease or by law or equity.

                                   ARTICLE 45

                             SURRENDER OF PREMISES
                             ---------------------

          On the Expiration Date or the earlier termination of the Lease, Tenant shall surrender the Premises and every part and system thereof to Landlord broom clean and in as good condition as delivered to Tenant, reasonable wear and tear, condemnation and casualty excepted, and free of all debris and Hazardous Materials placed on the Premises by Tenant or Tenant Parties and in full compliance with all requirements of Section 9.6 above. Unless Landlord has required removal pursuant to Section 7.3 above, Tenant's initial Tenant Improvements made by or for Tenant render the Work Letter and all other improvements, alterations and additions made by or for Tenant to the Premises in accordance with Section 7.3 of the Lease, shall become part of the Premises on the Expiration Date or earlier termination of this Lease and be surrendered, together with the Premises, to Landlord in good, serviceable and operating condition, reasonable wear and tear, condemnation and casualty excepted. Tenant shall remove all of its trade fixtures, equipment and personal property and signs, provided such removal will not adversely affect the structural integrity of the Premises. Any property not so removed within ten (10) days after the Expiration Date or earlier termination of the Lease shall be deemed abandoned by Tenant and shall become Landlord's property which Landlord may use, remove, or dispose of in accordance with California Civil Code Section 1980 et seq. or any successor statutes thereto. Tenant shall reimburse Landlord for any cost incurred by Landlord in such removal, storage or disposition, or in repairing or restoring the Premises. Tenant shall further defend and indemnify Landlord against all claims, losses, costs, expenses, actions, judgments, damages and liabilities resulting from Tenant's failure and delay in surrendering the Premises as above provided including, without limitation, any claim made by any succeeding tenant of the Premises resulting from or related to such failure to surrender, which indemnification and defense obligations shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 46

                           NO ACCORD AND SATISFACTION
                           --------------------------

          No payment by Tenant or receipt by Landlord of a lesser amount than due shall be deemed to be other than on account of the full amount due and Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance.

                                   ARTICLE 47

                                     MERGER
                                     ------

          The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

                                   ARTICLE 48

                              FINANCIAL STATEMENTS
                              --------------------

          The Financial Statements of Tenant were submitted as an inducement and consideration to Landlord to enter into this Lease. Tenant represents and warrants to Tenant that the Financial Statements were true and correct as of the date thereof. Tenant further represents and warrants to Landlord that to Tenant's actual knowledge there have been no material adverse changes in the financial condition of Tenant since the date of the Financial Statements.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions and Articles 1 through 48, together with Exhibits A through E, all of which are incorporated herein in
              --------------------
their entirety by this reference, as of the date set forth above.


LANDLORD:                                    TENANT:


ALZA CORPORATION, a Delaware                 CHEMDEX CORPORATION, a Delaware
corporation                                  corporation


By: /s/ Harold Fethe                         By: /s/ James G. Stewart
    -------------------------------------        ----------------------------
        Harold Fethe

Its: Sr. Vice Pres., Human Resources         Its: James G. Stewart
     ------------------------------------         ---------------------------
                                                  Chief Financial Officer

By: /s/ Peter Staple                         By: /s/ David P. Perry
    -------------------------------------        ----------------------------
        Peter Staple

Its: Sr. Vice President & Gen. Counsel       Its: David P. Perry
     ------------------------------------         ---------------------------
                                                  President & CEO

                                   EXHIBIT A
                                   ---------
                          DESCRIPTION OF REAL PROPERTY
                          ----------------------------

          All that certain real property situated in the City of Mountain View, County of Santa Clara, State of California, described as follows:

     PARCEL ONE:
     ----------

     The Southerly 0.471 acres as shown upon that certain Record of Survey filed for record in the office of the Recorder of the County of Santa Clara, State of California, on October 3, 1959 in Book 83 of Maps at Page 14.

     PARCEL TWO:
     ----------

     Portion of Lot 39, as shown upon that certain Map entitled, "MAP OF LOS ALAMOS ACRES", which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on March 19, 1929 in Book "X" of Maps, at Pages 28 and 29, and more particularly described as follows:

     BEGINNING at a point in the centerline of Joaquin Road, distant thereon
     268.9 feet Northerly from the point of intersection of said centerline of Joaquin Road, with the centerline of Plymouth Street, as said Road and Street are shown on the Map above referred to; running thence Northerly along the centerline of Joaquin Road, 100 feet to the Northeasterly corner of Lot 39, as said Lot is shown on the Map above referred to; running thence Westerly along the Northerly line of said Lot 39, 118.3 feet to the Northwesterly corner thereof; running thence Southerly along the Westerly line of said Lot 39, 100 feet; running thence Easterly and parallel with the said centerline of Plymouth Street, 118.03 feet to the point of beginning.

     PARCEL THREE:
     ------------

     Portion of Lot 39, as shown upon that certain Map entitled, "MAP OF LOS ALAMOS ACRES", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on March 19, 1929 in Book X of Maps, at Pages 28 and 29, and more particularly described as follows:

     BEGINNING at the point of intersection of the center line of Joaquin Road, 40 feet wide, with the center line of Plymouth Street, 40 feet wide, as said road and street are shown upon the Map hereinabove referred to; thence North along said center line of Joaquin Road, 268.9 feet to the Southeasterly corner of the Parcel of land conveyed by Carmelo J. Judice, et ux, to Clifford Davy, et ux, by Deed dated April 13, 1946 and recorded August 20, 1946 in Book 1363 Official Records, Page 324, Santa Clara County Records; thence along the Southerly line of said Parcel of land and parallel with said center line of Plymouth Street, North 86 degrees 01' West 118.3 feet to the Westerly line of Lot 39, as shown on said Map; thence South along said Westerly line of Lot 39, 268.9 feet to said center line of Plymouth Street; thence along said last mentioned line, South 86 degrees 01' East 118.03 feet to the point of beginning.

     PARCEL FOUR:
     -----------

     All of Lot 38, as shown on that certain Map entitled, "MAP OF LOS ALAMOS ACRES", which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California, on March 19, 1929, in Book X of Maps at Pages 28 and 29.

     PARCEL FIVE:
     -----------

     All of Lot 37, as shown on that certain Map entitled, "MAP OF LOS ALAMOS ACRES", which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California, on March 19, 1929, in Book X of Maps at Pages 28 and 29.

                                   EXHIBIT B
                                   ---------

            Lease Period                                 Monthly Base Rent

Original Lease Term
-------------------
Commencement Date to 10/14/00                $228,000 (subject to free rent per (S) 3.2)

10/15/00 to 10/14/01                                        $234,840
10/15/01 to 10/14/02                                        $241,885
10/15/02 to 10/14/03                                        $249,142
10/15/03 to 10/14/04                                        $256,616
10/15/04 to 02/28/05                                        $264,314

Extended Terms
--------------

03/01/05 to 10/14/05                                        $264,314
10/15/05 to 10/14/06                                        $272,244
10/15/06 to 02/28/07                                        $280,411

                                   EXHIBIT C
                                   ---------
                            FORM OF LETTER OF CREDIT

                             WELLS FARGO BANK, N.A.
                  TRADE SERVICES DIVISION, NORTHERN CALIFORNIA
                         525 MARKET STREET, 25TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94105

                          IRREVOCABLE LETTER OF CREDIT

ALZA Corporation                          Letter of Credit No. NZS ________
950 Page Mill Road                        Date: _________ __, 1999
Palo Alto, CA 94304
Attention: Senior Vice President & General Counsel

Ladies and Gentlemen:

     At the request and for the account of Chemdex Corporation, 3950 Fabian Way, Palo Alto, CA 94303, we hereby establish our Irrevocable Letter of Credit in your favor in the amount of One Million Eight Hundred Seventy-Five Thousand United States Dollars (US$1,875,000) available with us at our above office by payment of your draft(s) drawn on us at sight in the form of Exhibit 1 hereto with the instructions in brackets therein complied with accompanied by your signed and dated statement in the form of Exhibit 2 hereto with the instructions in brackets therein complied with.

     Each drawing must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such drawing.

     Partial and multiple drawings are permitted under this Letter of Credit, however each drawing must be in an amount of not less than US$20,000.00.

     If any instructions accompanying a drawing under this Letter of Credit request the payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

     This Letter of Credit expires at our above office on July 31, 2000, but shall be automatically extended, without written amendment, to July 31 in each succeeding calendar year up to, but not beyond, April 30, 2005 unless we have sent written notice to you at your address above by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice (the "Non-Renewal Expiration Date"), which Non-Renewal Expiration Date will be July 31, 2000 or any subsequent July 31 occurring before April 30, 2005 and be at least 60 calendar days after the date we send you such notice.

     This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under this Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the form attached hereto as Exhibit 3 with the instructions in brackets therein complied with together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All commissions and charges in connection with this transfer are for the account of Chemdex Corporation.

     This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500, and engages us in accordance therewith.

                                    Very truly yours,

                                    WELLS FARGO BANK, N.A.

                                    BY:
                                       ------------------------
                                        (AUTHORIZED SIGNATURE)

                                   Exhibit 1
                             Wells Fargo Bank, N.A

                          Letter of Credit No. __________

Wells Fargo Bank, N.A.
Trade Services Division, Northern California
525 Market Street
San Francisco, CA 94105

Attention: Manager, Standby Letter of Credit Dept.

                                     DRAFT

                                         Date of Draft: [insert date]

          To the order of [insert Beneficiary Name], pay [insert amount of drawing in words]
UNITED STATES DOLLARS (U.S. $ [insert amount of drawing in numbers]) at sight

          For value received under Letter of Credit No. __________

          "Drawn under Wells Fargo Bank, N.A. Letter of Credit No. __________ dated August __,1999."


                                    [insert Beneficiary Name]

                                    By: [insert signature]
                                    Its: [insert title]

                                   Exhibit 2
                             Wells Fargo Bank, N.A

                          Letter of Credit No. __________

Wells Fargo Bank, N.A.
Trade Services Division, Northern California
525 Market Street
San Francisco, CA 94105

Attention: Manager, Standby Letter of Credit Dept.

     Re: Letter of Credit No. __________

Ladies and Gentlemen:

     1. The undersigned Beneficiary, [insert Beneficiary Name], is Landlord under that certain Office Lease dated August __, 1999 ("Lease") with Chemdex Corporation, a Delaware corporation, as Tenant.

     2. The undersigned Beneficiary is entitled to payment under the Lease in the amount of U.S.$[insert amount of draft which accompanies this statement] (the "Draw Amount") in accordance with the applicable provisions of the Lease (as the same may have been amended to date), which is the same amount as the Draft accompanying this Certificate and is less than or equal to the amount currently available under the Letter of Credit.

     3. The individual executing this Certificate on behalf of Beneficiary is a duly authorized officer of Beneficiary.


Date: [insert date]                 [insert Beneficiary Name]



                                    By: [insert signature]
                                    Its: [insert title]

                                   Exhibit 3
                             Wells Fargo Bank, N.A

                         Letter of Credit No. __________

                                                       Date: [insert date]

Wells Fargo Bank, N.A.
Trade Services Division, Northern California
525 Market Street, 25th Floor
San Francisco, California 94105
Attention: Manager, Standby Letter of Credit Department

Subject: Your Letter of Credit No. __________
Ladies and Gentlemen:

     For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:


               ______________________________
               [ insert Name of Transferee]


               ______________________________

               ______________________________
               [ insert Address of Transferee]

     By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise furore amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

     You are hereby advised that [ insert Name of Transferee] succeeded to all of beneficiary's right, title and interest under that certain Office Lease dated August __, 1999 (as the same may have been amended to date), with Chemdex Corporation, a Delaware corporation, as Tenant.

     Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this Transfer and of the terms and conditions of the Letter of

Credit as transferred. All fees and charges in connection with this Transfer are for the account of Chemdex Corporation.

                                    Very truly yours,

                                    [Insert Name of Beneficiary]

                                    By: [insert signature]
                                    Its:[insert title]

Signature of Transferor Guaranteed
[Insert Name of Bank]
By: [insert signature]
Name: [insert typed or printed name]
Title: [insert title]

                                   EXHIBIT D
                                   ---------

                      WORK LETTER FOR TENANT IMPROVEMENTS

     1.   Delivery of Possession. Landlord shall deliver possession of the
          ----------------------
Premises to Tenant in "AS-IS" and "WITH ALL FAULTS" condition on the Commencement Date (as defined in Section 2.1 of the Lease) to permit Tenant and the Contractor Group (defined below) to commence and diligently pursue to completion the Tenant Improvements (defined below) within the Premises. Tenant acknowledges that Landlord has no obligation whatsoever to alter, repair, restore, upgrade or improve the Premises under this Work Letter for Tenant Improvements ("Work Letter"). As used herein, "Contractor Group" shall mean the General Contractor (defined below) and each of its subcontractors, sub-subcontractors, laborers, materialmen and suppliers providing labor or materials to the Tenant Improvements. Capitalized terms used in this Work Letter and not defined herein shall have the meanings given them in the Lease.

     2.   Tenant Improvements. Tenant, at its sole cost and expense, shall
          -------------------
construct and install within the Premises its desired tenant improvements and other improvements in accordance with the Approved Working Drawings (defined below), which tenant improvements may include, without limitation, (i) demolition of certain limited existing interior walls and other improvements within the Premises, (ii) construction, installation and/or reconfiguration of certain ceilings, interior walls and partitions, interior finishing of exterior walls (including, without limitation, the plastering, furring, drywalling, taping and/or other finishing of such walls), interior doors, floor coverings and the preparation of all floors for same, cabinetry and millwork, restrooms, light fixtures, wall coverings and other improvements, finishings and painting within the Premises, (iii) modifications to floors for above-normal floor loading requirements of Tenant, (iv) modifications reasonably required by Tenant to the heating, ventilating and air conditioning ("HVAC") systems, ducts and means of distribution for the same within the Premises, (v) improvements, additions, alterations and fixtures within the buildings on the Premises necessary for all Tenant Improvements and all portions of all buildings affected by the Tenant Improvements to comply with all applicable codes, statutes, rules, regulations, ordinances and orders of any federal, state, county or municipal agency having jurisdiction over the Premises including all local, state and federal requirements for disability access including, without limitation, the Americans With Disabilities Act, 42 U.S.C. Section 1201 et seq. and California Government Code Section 4450 et seq. (collectively, "ADA"), (vi) all telephone, telecommunication, computer and data systems, switch room, cabling, lines, conduit, receptacles, switches and related equipment and improvements running from point of entry in the Premises, and (vii) all other necessary, desirable or required improvements, alterations, fixtures and finishes which are to be installed within or incorporated into the Premises by Tenant (collectively, the "Tenant Improvements"). Tenant shall commence to construct and install the Tenant Improvements at Tenant's sole cost and expense promptly from and after Commencement Date and diligently pursue to completion, subject to Force Majeure delays, the construction of all Tenant Improvements.

     3.   Working Drawings.
          ----------------

          3.1  Selection of Architect and Engineer; Working Drawings. Tenant
               -----------------------------------------------------
shall retain a reputable architect (the "Architect") to the extent required by Landlord and as approved by Landlord, which approval shall not be unreasonably withheld or delayed, to prepare the "Working Drawings", as that term is defined in this Section 3.1. No Working Drawings shall be required for carpeting, painting and other di minimus improvements within the Premises. If necessary to construct or install the Tenant Improvements, Tenant shall also retain an engineering design build contractor (the "Engineer") approved by Landlord, which approval shall not be unreasonably withheld or delayed, to prepare all plans and engineering working drawings relating to any HVAC work or reconfiguration to be performed by or for Tenant in the Premises. If Landlord fails to disapprove Tenant's proposed Architect or Engineer in writing to Tenant, as the case may be, within five (5) business days after receipt of written notice from Tenant identifying the same, then Landlord shall be deemed to have approved Tenant's proposed Architect or Engineer, as the case may be. The plans and drawings to be prepared by Architect and the Engineer (if any) hereunder are collectively referred to herein as the "Working Drawings." All Working Drawings shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the proposed Working Drawings if the Working Drawings are unsatisfactory, with a reasonable description of any matters found to be not acceptable to Landlord. If Landlord fails to return Tenant's proposed Working Drawings to Tenant marked "Approved", "Approved as Noted" or "Disapproved" within said ten (10) business-day period, then Landlord shall be deemed to have approved Tenant's proposed Working Drawings. Tenant's Working Drawings, as finally revised and marked or deemed approved by Landlord, shall be initialed by Landlord and Tenant and shall be referred to as the "Approved Working Drawings". If Approved Working Drawings are not agreed upon within five
(5) business days after delivery to Tenant of "Disapproved" Working Drawings or "Approved as Noted" Working Drawings, then Landlord or Tenant may submit the disputed items to an arbitration panel consisting of Landlord's architect, an architect appointed by Tenant (who may be the Architect who prepared Tenant's Working Drawings), and a third architect appointed by said architects. Tenant shall appoint its architect within five (5) business days after written notice from Landlord. The majority decision of such panel shall be made within five (5) business days after appointment of said third architect and such decision shall be binding upon Landlord and Tenant and judgment upon the decision of the arbitrators may be entered in any court having jurisdiction. Landlord and Tenant shall each pay the fees of their own architect and one-half (1/2) of the fees of the third architect.

          3.2  Space Plan. Tenant shall cause a space plan ("Space Plan") for
               ----------
the Tenant Improvements to be prepared (including a layout and designation of all offices, stairways, stairwells, elevators, utility rooms, storage areas, conference and meeting rooms and other partitioning within the Premises). The Space Plan shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the proposed Space Plan if the Space Plan is unsatisfactory, with a reasonable description of any matters found to be not acceptable to Landlord. If Landlord fails to return Tenant's proposed Space Plan to Tenant marked "Approved", "Approved as Noted" or "Disapproved" within said ten (10) business-day period, then Landlord shall be deemed to have approved Tenant's proposed Space Plan. Tenant's Space Plan, as finally revised and marked or deemed approved by Landlord, shall be initialed by Landlord and Tenant and shall be referred to as the "Approved Space Plan". If the Approved Space Plan is not agreed upon within five (5) business days after delivery to Tenant of a "Disapproved" Space Plan or an "Approved as Noted" Space Plan, then Landlord or Tenant may submit the disputed items to an arbitration panel as provided in Section 3.1 above. Any material revisions or amendments to the Approved Space Plan shall require Landlord's prior written approval not to be unreasonably withheld or delayed.

          3.3  INTENTIONALLY DELETED

          3.4  Approved Working Drawings. Tenant shall, at Tenant's sole cost
               -------------------------
and expense, submit the Approved Working Drawings to the City of Mountain View to the extent necessary to obtain any and all demolition, building and other governmental permits as may be required by law to commence construction of the Tenant Improvements. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any permits or certificates of occupancy or other occupancy permits or approvals for the Premises and that the obtaining of the same if required by law shall be Tenant's sole responsibility at Tenant's sole cost. No material modifications to the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Landlord fails to disapprove any proposed, modifications to the Approved Working Drawings within five (5) business days after receipt of written notice from Tenant or its Architect identifying the same, then Landlord shall be deemed to have approved such proposed modifications. Construction of the Tenant Improvements by Tenant and the Contractor Group shall not commence unless and until Tenant has obtained all legally required demolition, building and other governmental permits necessary for commencing construction of the Tenant Improvements and delivered copies of all such permits to Landlord.

          3.5  Approvals Not Binding on Landlord. Landlord's and Landlord's
               ---------------------------------
consultants' review of the Working Drawings and Space Plan as set forth in this
Section 3 shall be for Landlord's sole purpose and shall not imply any representation or warranty as to the adequacy or sufficiency of the same by Landlord or Landlord's construction manager, space planners, architects, engineers and consultants, or obligate Landlord to review the same for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Working Drawings or Space Plan are reviewed by Landlord or its consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's consultants, Landlord and Landlord's construction manager, space planner, architect, engineers and consultants shall have no liability whatsoever for such review or advice and shall not be responsible for any omissions or errors contained in the Working Drawings, Space Plan, Approved Working Drawings, or Approved Space Plans of any nature whatsoever.

     4.   Construction of Tenant Improvements. Tenant, at Tenant's sole cost and
          -----------------------------------
expense, shall perform or cause to be constructed within the Premises all of the Tenant Improvements in accordance with the Approved Working Drawings and only after receipt of all demolition, building and other governmental permits as may be required by law to commence construction of the Tenant Improvements. No materials used in the Tenant Improvements shall be subject to any security interest or lien. All materials (as well as methods and processes) used in the performance of the Tenant Improvements shall be of new and first-class quality. Tenant shall ensure that its General Contractor and members of the Contractor Group are familiar with all those portions of the Premises upon or within which the Tenant Improvement Work will be performed. The Tenant Improvements as constructed shall not materially alter or affect the exterior appearance or the structure of the Premises or any of the mechanical, electrical, plumbing, HVAC or other building systems serving the Premises, unless such alterations or modifications are provided for in the Approved Working Drawings or otherwise expressly agreed to in writing by Landlord. All Tenant Improvements shall be performed diligently (subject to Force Majeure delays), in a good and workmanlike manner and in accordance with any and all applicable codes, statutes, rules, regulations, ordinances and orders of any federal, state, county or municipal agency or other governmental body having jurisdiction over the Premises, including, without limitation, the ADA, the Uniform Building Code, California Health and Safety Code (S)(S) 19955 et seq., OSHA, 29 U.S.C. (S)(S) 651 et seq. and CAL-OSHA. During the Term or any Extended Term, Landlord shall not be responsible for repairing or otherwise correcting any defects in the Tenant Improvements (including any failure of the Tenant Improvements to comply with applicable laws) that may occur during or after completion of construction whether such defects affect the Premises or any part thereof. Except as may be permitted under the Approved Working Drawings, Tenant shall not demolish, remove or alter any structural portion of the Premises without Landlord's prior written consent, which Landlord agrees not unreasonably withhold or delay.

     5.   Tenant's General Contractor and Construction Contract. Tenant shall
          -----------------------------------------------------
have the right to solicit bids from duly licensed reputable contractors for construction and installation of the Tenant Improvements. Landlord shall have the right to approve, within five (5) business days of full and complete submittal to Landlord, each of Tenant's general contractors for the Tenant Improvements and the form of construction contract to be entered into between Tenant and such general contractor with respect to the construction and installation of the Tenant Improvements, and those subcontractors and forms of subcontracts for subcontracts where the subcontractor is providing work, materials and/or supplies in excess of $100,000 (collectively, $100,000 Subcontractors" and "$100,000 Subcontracts", as applicable), which approvals shall not be unreasonably withheld or delayed. Any disapproval of any of the foregoing by Landlord shall contain a reasonable description of any matters found to be not acceptable to Landlord. If Landlord fails to approve or disapprove Tenant's proposed general contractor within said five (5)-business-day period (and Landlord hereby preapproves Vance Brown Contractors) or to return Tenant's proposed construction contract to Tenant marked "Approved," "Approved as Noted," or "Disapproved" within said five (5)-business-day period, then Landlord shall be deemed to have approved the same. The construction contract for the Tenant Improvements (the "Construction Contract") between Tenant and the general contractor approved (or deemed approved) by Landlord (the "General Contractor") shall provide, and Tenant shall exercise commercially reasonable efforts to cause each of the $100,000 Subcontracts with the $100,000 Subcontractors to provide, that: (i) the General Contractor and each $100,000 Subcontractor shall leave all common areas (if any) at the Premises affected by their work in a neat, orderly and safe condition at the end of each day during construction of the Tenant Improvements; (ii) the General Contractor and each $100,000 Subcontractor shall procure and maintain the insurance described in
Section 7 below; (iii) to the fullest extent permitted by law, the General Contractor and each $100,000 Subcontractor shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and its officers, directors, employees and contractors harmless from and against any injury or death to any person or damage to any property in or about the Premises resulting from the activities of the indemnifying party, except to the extent that such injury, death or damage results directly from negligence or willful misconduct of Landlord or its contractors, employees or agents; (iv) the General Contractor and each $100,000 Subcontractor shall guarantee to Tenant for the benefit of Tenant and Landlord that the portion of the Tenant Improvements for which it is responsible has been completed in accordance with the Approved Working Drawings and shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion thereof and that the General Contractor and applicable $100,000 Subcontractor shall be responsible for the replacement or repair, without additional charge, of all workmanship or materials provided by the General Contractor pursuant to the Construction Contract or $100,000 Subcontract that may become defective within said one (1)-year period.

     6.   Indemnification. Tenant hereby confirms and agrees that Tenant's
          ---------------
indemnification and defense obligations set forth in Articles 9 and 19 of the Lease are incorporated in full into this Work Letter as though fully set forth herein and shall apply to all of Tenant's and the Contractor Group's construction activities at the Premises and all work related activities performed at the Premises by or through Tenant and the Contractor Group hereunder during the Term. Without diminishing Tenant's rights against the General Contractor or any other member of the Contractor Group, Tenant hereby assumes all risk of injury or death to persons or damage to property at the Premises and all costs relating to non-compliance with applicable laws at the Premises caused by Tenant's construction activities at the Premises, except to the extent such injury, death or damage is caused by Landlord's or any Landlord Party's negligence or willful misconduct. The indemnification obligations set forth in this Section 6 shall not be limited by available insurance proceeds and shall survive the termination or expiration of the Lease and this Work Letter.

     7.   Insurance. Tenant shall cause Tenant's General Contractor and each
          ---------
member of the Contractor Group to maintain worker's compensation insurance with statutory benefits and limits. Tenant shall cause Tenant's General Contractor, and shall exercise commercially reasonable efforts to cause each $100,000 Subcontractor, to maintain comprehensive liability and property damage insurance in an amount of not less than Two Million Dollars ($2,000,000) per occurrence ($1,000,000 for $100,000 Subcontractors) with companies and on forms reasonably satisfactory to Landlord in its reasonable discretion. Tenant, the General Contractor and each $100,000 Subcontractor shall, prior to commencing any work hereunder and at all times during the entire period of construction of the Tenant Improvements, keep current and valid certificates of the insurance required of it hereunder on file with Landlord. Except for worker's compensation insurance, all policies of insurance shall name Landlord and its respective directors, officers, employees and agents as additional insureds, provide that the insurance coverage is primary and noncontributing with any insurance carried by Landlord, waive subrogation against Landlord with respect to property damage, cover Tenant's indemnification obligations set forth in Section 6 above and contain a provision giving Landlord at least thirty (30) days prior written notice of any cancellation or material change in any insurance coverage.

     8.   Builder's Risk Insurance. Tenant, at Tenant's sole cost and expense,
          ------------------------
shall procure and maintain (or cause Tenant's contractor to procure and maintain) during the construction of the Tenant Improvements Builder's Risk Insurance covering One Hundred Percent (100%) of the replacement cost of all of the Tenant Improvements, including all materials and equipment destined to become part of the Tenant Improvements. Such insurance shall include the perils of fire, extended coverage, vandalism and malicious mischief, and so-called "All Risk" perils as defined and limited in the policies, but may, at Tenant's option, exclude the perils of earthquake and flood. If during the course of their construction any of the Tenant Improvements are damaged by a casualty event required to be insured against by Tenant under this Section, Tenant shall promptly repair such casualty damage (or cause the same to be repaired).

     9.   Landlord's Inspection Rights. During the course of construction of the
          ----------------------------
Tenant Improvements Landlord reserves the right to inspect the progress of the Tenant Improvements on the terms set forth in Section 16.1 of the Lease; provided, however, that such inspection(s) shall in no way make Landlord responsible for any of the work of construction of the Tenant Improvements and, as more particularly set forth in Section 3.5 above, shall not constitute a representation or warranty by Landlord as to the design, adequacy or sufficiency of the Tenant Improvements.

     10.  Notice of Nonresponsibility. Tenant shall give Landlord not more than
          ---------------------------
twenty (20) and not less than ten (10) business days prior written notice of the date on which the first construction of the Tenant Improvements is scheduled to commence to permit Landlord to post on the Premises and record with the Santa Clara County Recorder appropriate notices of nonresponsibility.

     11.  Payments by Tenant; Liens. All costs and expenses relating to the
          -------------------------
Tenant Improvements shall be paid promptly by Tenant as they come due and evidence of such payment shall be furnished to Landlord upon request. Tenant shall cause any mechanic's or materialman's lien or other claim filed against the Premises and relating to the Tenant Improvements to be released and removed in accordance with the applicable provisions of the Lease notwithstanding any other dispute Tenant may then have with Landlord. Should Tenant fail to remove any such lien within the required period of time, Landlord may (at its sole election) pay or bond over such claim and the amount paid or premium for the bond, together with any attorneys' fees and costs incurred by Landlord in connection therewith, shall be immediately due from Tenant to Landlord. Promptly following completion of any portion of the Tenant Improvements by the General Contractor and each $100,000 Subcontractor, Tenant shall deliver to Landlord waivers of mechanic's liens executed by each such person with respect to the completed portion of such Tenant Improvements. Promptly following completion of the entire Tenant Improvements, Tenant shall obtain and deliver to Landlord an unconditional waiver and release upon payment (in the form prescribed by California Civil Code Section 3262) from the General Contractor and each $100,000 Subcontractor.

     12.  Notice of Completion; Copy of "As Built" Plans. Within ten (10) days
          ----------------------------------------------
after final completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 3093 of the California Civil Code or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, and (B) to deliver to Landlord two (2) sets of sepias of "record-set" drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals in Tenant's possession relating to the Tenant Improvements.

     13.  Compliance with Rules and Regulations. All of Tenant's and the
          -------------------------------------
Contractor Group's activities at the Premises shall comply with any and all easements, covenants, conditions and restrictions affecting the Premises and any rules and regulations attached to the Lease.

     14.  Lease Provisions Apply. Nothing in this Work Letter, including
          ----------------------
Tenant's entry into the Premises for construction of the Tenant Improvements under this Work Letter, shall relieve either Landlord or Tenant from observing all of the terms, covenants and conditions of the Lease required to be performed by such party including, without limitation, all indemnification and insurance provisions of the Lease which shall apply in full to Tenant's construction of its Tenant Improvements, and all of the provisions of the Lease are hereby incorporated into and made a part of this Work Letter.

     15.  Landlord's Cooperation. Upon Tenant's request, Landlord shall
          ----------------------
reasonably cooperate with Tenant, at Tenant's sole cost and expense and at no cost to Landlord, without any liability whatsoever on Landlord's part and without Landlord having to commit any of its staff or resources, in connection with Tenant's construction and installation of its Tenant Improvements within the Premises and Tenant's applications for permits, certificates and approvals associated therewith.

     16.  No Third Party Beneficiaries. This Work Letter is made and entered
          ----------------------------
into for the sole benefit of Landlord, Tenant, any other party that may be expressly stated in this Work Letter to benefit for this Work Letter or any provision hereof, and their respective successors and assigns. No other persons or entities shall have any rights or benefits under or arising out of this Work Letter.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the date and year first above written.



LANDLORD:                                    TENANT:


ALZA CORPORATION, a Delaware                 CHEMDEX corporation, a Delaware
corporation                                  corporation


By:   Harold Fethe                           By:  JAMES G. STEWART
      ------------------------------------        -----------------------------

Its:  Sr. Vice Pres., Human Resources        Its: CHIEF FINANCIAL OFFICER
      ------------------------------------        -----------------------------


By:   Peter Staple                           By:  DAVID P. PERRY
      ------------------------------------        -----------------------------

Its:  Sr. Vice President & General Counsel   Its: President & CEO
      ------------------------------------        -----------------------------

                   [LETTERHEAD OF WELLS FARGO APPEARS HERE]

                         IRREVOCABLE LETTER OF CREDIT

ALZA Corporation                               Letter of Credit No. NZS330633
950 Page Mill Road                      Date:  August 13, 1999
Palo Alto, CA 94304
Attention: Senior Vice President & General Counsel

Ladies and Gentlemen:

     At the request and for the account of Chemdex Corporation, 3950 Fabian Way, Palo Alto, CA 94303, we hereby establish our Irrevocable Letter of Credit in your favor in the amount of One Million Eight Hundred Seventy Five Thousand United States Dollars (US$1,875,000.00) available with us at our above office by payment of your draft(s) drawn on us at sight in the form of Exhibit 1 hereto with the instructions in brackets therein complied with accompanied by your signed and dated statement in the form of Exhibit 2 hereto with the instructions in brackets therein complied with.

     Each drawing must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such drawing.

     Partial and multiple drawings are permitted under this Letter of Credit, however each drawing must be in an amount of not less than US$20,000.00.

     If any instructions accompanying a drawing under this Letter of Credit request the payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

     This Letter of Credit expires at our above office on July 31, 2000, but shall be automatically extended, without written amendment, to July 31 in each succeeding calendar year up to, but not beyond, April 30, 2005 unless we have sent written notice to you at your address above by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice (the "Non-Renewal Expiration Date"), which Non-Renewal Expiration Date will be July 31, 2000 or any subsequent July 31 occurring before April 30, 2005 and be at least 60 calendar days after the date we send you such notice.

     This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under this Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the form attached hereto as Exhibit 3 with the instructions in brackets therein complied with together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All commissions and charges in connection with this transfer are for the account of Chemdex Corporation.

This is an integral part of Wells Fargo Bank, N.A. Letter of Credit No.
NZS330633

                                                            Page Two

     This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500, and engages us in accordance therewith.

                                             Very truly yours,

                                             WELLS FARGO BANK N.A.

                                        BY: /s/ [ILLEGIBLE]^^
                                            -----------------------------
                                             (AUTHORIZED SIGNATURE)

                                                 Exhibit 1
                                                 Wells Fargo Bank, N.A
                                                 Letter of Credit No. NZS330633

================================================================================

Wells Fargo Bank, N.A.
Trade Services Division, Northern California
525 Market Street
San Francisco, CA 94105

Attention: Manager, Standby Letter of Credit Dept.

                                     DRAFT

                                              Date of Draft: [insert date]

          To the order of [insert Beneficiary Name], pay [insert amount of drawing in words] UNITED STATES DOLLARS (U.S. $ [insert amount of drawing in numbers]) at sight

          For value received under Letter of Credit No. NZS330633

          "Drawn under Wells Fargo Bank, N.A. Letter of Credit No. NZS330633 dated August 13, 1999."


                                              [insert Beneficiary Name]

                                              By: [insert signature]
                                              Its: [insert title]

================================================================================

                                                  Exhibit 2
                                                  Wells Fargo Bank, N.A
                                                  Letter of Credit No. NZS330633

================================================================================

Wells Fargo Bank, N.A.
Trade Services Division, Northern California
525 Market Street
San Francisco, CA 94105

Attention: Manager, Standby Letter of Credit Dept.

     Re: Letter of Credit No. NZS330633

Ladies and Gentlemen:

     1. The undersigned Beneficiary, [insert Beneficiary Name], is Landlord under that certain Office Lease dated August 13, 1999 ("Lease") with Chemdex Corporation, a Delaware corporation, as Tenant.

     2. The undersigned Beneficiary is entitled to payment under the Lease in the amount of U.S.$[insert amount of draft which accompanies this statement] (the "Draw Amount") in accordance with the applicable provisions of the Lease (as the same may have been amended to date), which is the same amount as the Draft accompanying this Certificate and is less than or equal to the amount currently available under the Letter of Credit.

     3. The individual executing this Certificate on behalf of Beneficiary is a duly authorized officer of Beneficiary.


Date: [insert date]                           [insert Beneficiary Name]

                                              By: [insert signature]
                                              Its: [insert title]

================================================================================

                                                  Exhibit 3
                                                  Wells Fargo Bank, N.A
                                                  Letter of Credit No. NZS330633

================================================================================

                                                   Date: [insert date]

Wells Fargo Bank, N.A.
Trade Services Division, Northern California
525 Market Street, 25th Floor
San Francisco, California 94105
Attention: Manager, Standby Letter of Credit Department

Subject: Your Letter of Credit No. NZS330633

Ladies and Gentlemen:

     For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

               ____________________________
               [ insert Name of Transferee]

               ____________________________

               ____________________________
               [ insert Address of Transferee]

     By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

     You are hereby advised that [ insert Name of Transferee] succeeded to all of beneficiary's right, title and interest under that certain Office Lease dated August 13, 1999 (as the same may have been amended to date), with Chemdex Corporation, a Delaware corporation, as Tenant.

     Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this Transfer and of the terms and conditions of the Letter of Credit as transferred. All fees and charges in connection with this Transfer are for the account of Chemdex Corporation.

                                         Very truly yours,

                                         [Insert Name of Beneficiary]

                                         By: [insert signature]
                                         Its: [insert title]

Signature of Transferor Guaranteed
[Insert Name of Bank]
By: [insert signature]
Name: [insert typed or printed name]
Title: [insert title]

================================================================================
to benefit for this Work Letter or any provision hereof, and their respective successors and assigns. No other persons or entities shall have any rights or benefits under or arising out of this Work Letter.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the date and year first above written.


LANDLORD:                                  TENANT:

ALZA CORPORATION, a Delaware               CHEMDEX corporation, a Delaware

corporation                                corporation


By:     /s/ Harold Fethe                   By:     /s/ James G. Stewart
     ------------------------------------       --------------------------------
            Harold Fethe                               JAMES G. STEWART
Its: Sr. Vice Pres., Human Resources       Its: CHIEF FINANCIAL OFFICER
     ------------------------------------       --------------------------------


By:     /s/ Peter Staple                   By:     /s/ David P. Perry
     ------------------------------------       --------------------------------
            Peter Staple                               DAVID P. PERRY
Its: Sr. Vice President & Gen. Counsel     Its: President & CEO
     ------------------------------------       --------------------------------

                                   EXHIBIT E
                                   ---------

                TERMS TO BE INCORPORATED IN LEASE SUBORDINATION,
                    ATTORNMENT AND NONDISTURBANCE AGREEMENT

     THIS AGREEMENT is made this _______ day of ____________________, by and between CHEMDEX CORPORATION, a Delaware Corporation ("Tenant") and ____________ _________________________ ("Lender"):


                                    RECITALS

     A. Lender is the holder of that certain promissory note ("Note") issued by ALZA CORPORATION ("Landlord") dated ____________________ in the principal sum of _______________________ DOLLARS ($_____________)and of the deed of trust recorded on ________________ ("Mortgage"), which Mortgage encumbers the real property (the "Mortgaged Property") commonly known as 1500 Plymouth Street and 1550 Plymouth Street, Mountain View, California, which Mortgaged Property is more particularly described in the Mortgage.


     B. Landlord and Tenant entered into that certain Office Lease ("Lease") dated August 13, 1999, by which Tenant leased from Landlord the Mortgaged Property, all as more fully described in the Lease.

     C. Tenant desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Tenant confirm the priority of the Mortgage over the Lease as the Lease relates to the Mortgaged Property.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinbelow, the parties hereto agree as follows:

     1. Tenant hereby covenants and agrees that all its rights, title and interest whatsoever under the Lease as the Lease relates to the Mortgaged Property is and shall at all times be and remain unconditionally subject and subordinate to lien and charge of the Mortgage and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder or under the Note, and to any increases, renewals, extensions, modifications, substitutions, consolidations or replacements thereof or of the Note and the Mortgage.

     2. So long as Tenant is not in default (beyond any period given Tenant in the Lease to cure such defaults) in the payment of rent or additional charges or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, Tenant shall not be disturbed by Lender in its possession of the Mortgaged Property during the term of the Lease, or any extension or renewal thereof, or in the enjoyment of its rights under the Lease.

     3. If the interest of the Landlord under the Lease as the Lease relates to the Mortgaged Property shall be acquired by Lender or any purchaser ("Purchaser") by reason of exercise of the power of sale or the foreclosure of the Mortgage or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and Lender or

Purchaser succeeds to the interest of Landlord under the Lease, Tenant shall attorn to Lender or Purchaser as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender's or Purchaser's succeeding to the interest of the Landlord under the Lease, and the Lease shall continue in accordance with its terms between Tenant as tenant and Lender or Purchaser as landlord, provided however that:

          (a) Lender shall not be personally liable under the Lease and Lender's liability under the Lease shall be limited to the equity interest of Lender in the Mortgaged Property as provided in Section 25.3 of the Lease;

          (b) Lender shall not be liable for any act or omission of any prior landlord (including Landlord);

          (c) Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord);

          (d) Lender shall not be liable for any damages or other relief attributable to any prior latent defects in the Mortgaged Property; and

          (e) Lender shall not be bound by any prepayment of rent, additional rent or deposit, rental security, letter of credit or any other sums deposited with any prior landlord (including Landlord) under the Lease unless actually received by Lender.

     4. Tenant certifies to Lender that except as provided below, (i) the Lease is presently in full force and effect with no defaults thereunder by Landlord or by Tenant and unmodified; (ii) the term thereof has commenced and the full rental is now accruing thereunder, (iii) Tenant has accepted possession of the Premises and that any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant; (iv) no rent under the Lease has been paid more than thirty (30) days in advance of its due date; (v) the address for notices to be sent to Tenant is as set forth in the Lease; and (vi) Tenant has no charge, lien, claim or offset under the Lease or otherwise, against rents or other charges due or to become due thereunder.

     5. Tenant agrees with Lender that from and after the date hereof, Tenant will not terminate or seek to terminate the Lease by reason of my act or omission of Landlord thereunder until Tenant shall have given written notice, by registered or certified mail, return receipt requested, of said act or omission to Lender, which notice shall be addressed to Lender and until the grace period as set forth in the Lease shall have elapsed following the giving of such notice, during which period Lender shall have the right, but shall not be obligated, to remedy such act or omission.

     6. Nothing in this Agreement shall be deemed to be or construed to be an agreement by Lender to perform any covenant of Landlord under the Lease unless and until it obtains title to the Mortgaged Property by power of sale or judicial foreclosure or deed in lieu thereof or obtains possession of the Property pursuant to the terms of the Mortgage.

     7. This Agreement shall inure to the benefit of and shall be binding upon Tenant and Lender, and their respective heirs, personal representatives, successors and assigns. This Agreement may not be altered, modified or amended except in writing signed by all of the parties hereto. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed according to the laws of the State of California.

     IN WITNESS WHEREOF, Lender and Tenant have executed this Agreement as of the date and year first above written.


LENDER:                             TENANT:
                                    CHEMDEX CORPORATION, a
                                    Delaware Corporation


By:__________________________       By:______________________________

Its:_________________________       Its:_____________________________

                                    SCHEDULE 2

                     List of Groundwater Monitoring Reports

     1. Letter dated May 15, 1998 from the San Francisco Bay Regional Water Quality Control Board to ALZA Corporation concerning 1500/1550 Plymouth Street, Mountain View.

     2. Letter and Summary of Environmental Condition dated June 17, 1999 from Aquifer Services, Inc. to ALZA Corporation concerning 1500/1550 Plymouth Street and 1010 Joaquin Road, Mountain View.

     3. Groundwater Monitoring Report for the Quarterly Reporting Period January 1 through March 31, 1999 prepared for Spectra-Phipers Lasers, Inc. and Teledyne Semiconductor dated April 30, 1999.

                          Building M6A - First Floor

                                 [Floor Plan]

                          Building M6A - Second Floor

                                 [Floor Plan]

                          Building M6B - First Floor

                                 [Floor Plan]

                          Building M6B - Second Floor

                                 [Floor Plan]

8PAGE>

                           Estimated Furniture Value
                              in Bldgs. M6A, M6B

-----------------------------------------------------------------------------------------------------------
             Description                     Brand            Quantity       New Cost Ea        Cost Total
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
   Bookcase: Short 42" - 48"         Various Laminate               21        $   260.00        $  5,460.00
-----------------------------------------------------------------------------------------------------------
   Bookcase: Short 42" - 48"         Various Metal                  18        $   180.00        $  3,240.00
-----------------------------------------------------------------------------------------------------------
   Bookcase: Short 42" - 48"         Various Wood                   31        $   550.00        $ 17,050.00
-----------------------------------------------------------------------------------------------------------
   Bookcase: Tall 55" - 72"          Various Laminate               11        $   350.00        $  3,850.00
-----------------------------------------------------------------------------------------------------------
   Bookcase: Tall 55" - 72"          Various Metal                  18        $   225.00        $  4,050.00
-----------------------------------------------------------------------------------------------------------
   Bookcase: Tall 55" - 72"          Various Wood                   17        $   950.00        $ 16,150.00
-----------------------------------------------------------------------------------------------------------
   Cabinet, Metal Utility            Various                        10        $   450.00        $  4,500.00
-----------------------------------------------------------------------------------------------------------
   Cabinet, Wood                     Various                         4        $ 1,200.00        $  4,800.00
-----------------------------------------------------------------------------------------------------------
   Chair, Conf Room                  Various                        66        $   500.00        $ 33,000.00
-----------------------------------------------------------------------------------------------------------
   Chair, Exec                       Various                         6        $   800.00        $  4,800.00
-----------------------------------------------------------------------------------------------------------
   Chair, Side                       Various                       195        $   300.00        $ 58,500.00
-----------------------------------------------------------------------------------------------------------
   Chair, Side: Wood                 Steelcase                      24        $   240.00        $  5,760.00
-----------------------------------------------------------------------------------------------------------
   Chair, Lobby                      Various                         4        $   600.00        $  2,400.00
-----------------------------------------------------------------------------------------------------------
   Chair, Lunch Room                 Various                        35        $   180.00        $  6,300.00
-----------------------------------------------------------------------------------------------------------
   Chair, Task                       Steelcase Criterion           113        $   500.00        $ 56,500.00
-----------------------------------------------------------------------------------------------------------
   Chair, Task                       H.Miller Aeron                  9        $   800.00        $  7,200.00
-----------------------------------------------------------------------------------------------------------
   Chair, Task                       Various                       420        $   500.00        $ 10,000.00
-----------------------------------------------------------------------------------------------------------
   Credenza, Laminate                Various                         9        $   550.00        $  4,950.00
-----------------------------------------------------------------------------------------------------------
   Credenza, Wood                    Various                        35        $   850.00        $ 29,750.00
-----------------------------------------------------------------------------------------------------------
   Cubicle, approx 8'x10'            Steelcase 9000                123        $ 6,000.00        $ 38,000.00
-----------------------------------------------------------------------------------------------------------
   Desk, 3-Part Laminate             Sequus                         46        $ 1,200.00        $ 55,200.00
-----------------------------------------------------------------------------------------------------------
   Desk, Laminate                    Various                        31        $   550.00        $ 17,050.00
-----------------------------------------------------------------------------------------------------------
   Desk, Large Wood                  Various                        10        $   650.00        $  6,500.00
-----------------------------------------------------------------------------------------------------------
   Desk, Metal w/Wood Dbl Ped        Various                        52        $   800.00        $ 41,600.00
-----------------------------------------------------------------------------------------------------------
   Desk, w/Return                    Steelcase 9000                 60        $ 1,630.00        $ 97,800.00
-----------------------------------------------------------------------------------------------------------
   Desk, w/Return                    Various Wood/Metal             23        $   500.00        $ 11,500.00
-----------------------------------------------------------------------------------------------------------
   Desk, Wood, Exec                  Steelcase                      29        $ 2,500.00        $ 72,500.00
-----------------------------------------------------------------------------------------------------------
   Desk, Wood, Small                 Various                        44        $   700.00        $ 30,800.00
-----------------------------------------------------------------------------------------------------------
   File Cabinet, 2-Drawer            Various                       113        $   365.00        $ 41,245.00
-----------------------------------------------------------------------------------------------------------
   File Cabinet, 3-Drawer            Various                        29        $   500.00        $ 14,500.00
-----------------------------------------------------------------------------------------------------------
   File Cabinet, 4-Drawer            Various                       145        $   800.00        $ 16,000.00
-----------------------------------------------------------------------------------------------------------
   File Cabinet, 5-Drawer            Various                        48        $ 2,500.00        $ 20,000.00
-----------------------------------------------------------------------------------------------------------
   File Cabinet, Vertical            Various                         5        $   250.00        $  1,250.00
-----------------------------------------------------------------------------------------------------------
   File Cabinet High Density         Various Metal                  17        $ 2,500.00        $ 42,500.00
-----------------------------------------------------------------------------------------------------------
   File Cabinet Misc                 Various                        48        $   300.00        $ 14,400.00
-----------------------------------------------------------------------------------------------------------
   File Cabinet 4-Dr Fire-Proof      Fire-King                       2        $ 4,000.00        $  8,000.00
-----------------------------------------------------------------------------------------------------------
   File, Flat                        Wood                            2        $ 2,500.00        $  5,000.00
-----------------------------------------------------------------------------------------------------------
   Keyboard Trays                    WorkRite (85%)                367        $   200.00        $ 73,400.00
-----------------------------------------------------------------------------------------------------------
   Safe, Small                       Various                         2        $ 1,500.00        $  3,000.00
-----------------------------------------------------------------------------------------------------------
   Server Room Racking               Wrightline                      2        $12,000.00        $ 24,000.00
-----------------------------------------------------------------------------------------------------------
   Sofa, Sectional                   Generic                         1        $ 6,000.00        $ 25,000.00
-----------------------------------------------------------------------------------------------------------
   Table, Computer                   Human Factor                    8        $   850.00        $  6,800.00
-----------------------------------------------------------------------------------------------------------
   Table, Computer                   Various                        22        $   350.00        $  7,700.00
-----------------------------------------------------------------------------------------------------------
   Table, Conference Room            Various                         5        $ 5,000.00        $ 25,000.00
-----------------------------------------------------------------------------------------------------------
   Table, Large Round                Various                        29        $   750.00        $ 21,750.00
-----------------------------------------------------------------------------------------------------------
   Table, Lunch                      Laminate/Metal                  4        $   450.00        $  1,800.00
-----------------------------------------------------------------------------------------------------------
   Table, Misc                       Various                        66        $   300.00        $ 19,800.00
-----------------------------------------------------------------------------------------------------------

                       Estimated Furniture Value
August 13, 1999           in Bldgs. M6A, MGB

                           Estimated Furniture Value
                              in Bldgs. M6A, M6B

   Table, Printer/Computer           Various                        11          $250.00     $    2,750.00
---------------------------------------------------------------------------------------------------------
   Table, Small Round                Various                        50          $265.00     $   13,250.00
---------------------------------------------------------------------------------------------------------
   Table, Task 30x60                 Various                        16          $350.00     $    5,600.00
---------------------------------------------------------------------------------------------------------
   Table, Training                   Various                        23          $650.00     $   14,950.00
---------------------------------------------------------------------------------------------------------
                                                                                            $2,156,905.00
                                                                                            =============
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

                           Estimated Furniture Value
August 13, 1999               in Bldgs. M6A, M6B                               2